RETENTION AGREEMENT

THIS RETENTION AGREEMENT ("Retention Agreement"), is made and entered into on September 14, 2015, by and between Marathon Petroleum Company LP (the "Company"), and Nancy K. Buese ("Executive") to be effective as of the closing of the Merger.

RECITALS

WHEREAS, Executive and MarkWest Hydrocarbon, Inc., a subsidiary of MarkWest Energy Partners, L.P., are parties to that certain Employment Agreement dated, September 5, 2007, a copy of which is attached hereto as Exhibit A ("Prior Agreement"), under which Executive is entitled to, among other things, lump sum cash severance benefits as described in Section 5(a) of the Prior Agreement ("Severance Benefits") upon certain terminations of employment, including a qualifying voluntary termination by Executive under Section 5(e)(ii)(E) of the Prior Agreement within one year of a "Change of Control" (as such term is defined in the Prior Agreement);

WHEREAS, on July 11, 2015, MarkWest Energy Partners, L.P. entered into an Agreement and Plan of Merger among MPLX LP, MPLX GP LLC, Marathon Petroleum Corporation , and Sapphire Holdco LLC, as amended (the "Merger Agreement"), pursuant to which Sapphire Holdco LLC will be merged with and into MarkWest Energy Partners, L.P ., with MarkWest Energy Partners, L.P. continuing as the surviving entity (the "Merger");

WHEREAS, if consummated, the Merger would constitute a Change of Control under the Prior Agreement and, following the Closing, Executive would become an employee of the Company or one of its wholly owned subsidiaries (rather than an employee of MarkWest Hydrocarbon, Inc.), but Executive would continue to provide services to MarkWest Energy Partners, L.P. and certain related entities; and

WHEREAS , Executive and the Company now desire, contingent on the closing of the Merger, to enter into this Retention Agreement as of the date hereof, which Retention Agreement shall become effective contingent upon the closing of the Merger ("Closing").

NOW, THEREFORE, contingent on the Closing, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company (the "Parties"), intending to be legally bound, hereby agree as provided herein.

1.
Termination of Prior Agreement. Executive and the Company mutually agree that, notwithstanding anything in the Prior Agreement to the contrary, except as provided in this Retention Agreement, the Prior Agreement (and the Term (as defined in the Prior Agreement ) of the Prior Agreement) shall terminate, without penalty, on the date on which the Closing actually occurs (the "Closing Date") and, from and after the Closing Date, neither Executive nor the Company shall have any rights or obligations under the Prior Agreement. For the sake of clarity, as of the Closing

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Date, Executive shall not have any rights or entitlement to the Severance Benefits under the Prior Agreement. Executive shall, however, be entitled to the accelerated vesting of equity awards under any MarkWest Hydrocarbon, Inc. or MarkWest Energy Partners, L.P. equity plan or under Section 3(c)(ii) of the Employment Agreement that will come due as a consequence of the Change of Control resulting from the consummation of the Merger.

2.
Position and Duties. Commencing on the Closing Date, Executive shall serve as Executive Vice President and Chief Financial Officer at MPLX GP LLC. During Executive's continued employment with the Company or its Affiliates, Executive shall perform the duties assigned to Executive by the Company's Chief Executive Officer or its designee from time to time, and Executive shall devote substantially all of Executive's full business time, attention and effort to the affairs of the Company and its Affiliates and shall use reasonable best efforts to promote the interests of the Company and its Affiliates. As used in this Retention Agreement, "Affiliate" means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with such first entity, and specifically includes any entity that is under common control with Marathon Petroleum Corporation .

3.	Compensation and Benefits.

a.
Salary. For services commencing on the Closing Date, the Company shall pay, or shall cause Executive's then-current employer to pay, Executive in accordance with its normal payroll practices an annual salary at a rate of $450,000 per year. Executive will be eligible for a market-based pay increase in April of 2016 and each succeeding April thereafter in accordance with Company practices.

b.
Retention Bonus. As soon as administratively feasible after the Closing Date, but in no event later than the 1st day of the month coincident with or next following the Closing Date, Executive shall be granted an award cumulatively valued in the amount of $4,271,400 as of the actual grant date. The award, as described in the prior sentence, shall be divided into separate grants, as set out below.

i.    Retention Award . Executive shall be granted a retention award in the amount of $1,808,900 (the "Retention Award"). The Retention Award shall be paid part in cash (the "Cash Portion") and part in phantom partnership units of MPLX LP (the "Equity Portion") .

1.
The Cash Portion of the Retention Award shall be equal to the sum of (i) the employee portion of the Federal Insurance Contribution Act ("FICA") taxes that are due and required to be withheld upon grant of the Retention Award ("FICA Amount") plus, (ii) all income tax withholdings due as a result of the taxable nature of the payment of the

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FICA Amount (it being understood that the amounts in this subsection (ii) must be calculated iteratively to account for the circular nature of the income tax withholding obligations related to the payment of the FICA Amount and the related income tax withholdings). The Cash Portion shall be timely remitted directly to the relevant taxing authorities.

2.
The Equity Portion shall equal the excess of (i) the Retention Award, over (ii) the Cash Portion . The Equity Portion shall consist of phantom partnership units of MPLX LP valued as of the actual grant date. As will be provided in the applicable award agreement, the phantom partnership units and accrued DERS/distributions shall vest and become payable upon Executive's separation from service (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code")) from the applicable Code Section 409A "service recipient" with respect to the Retention Award (as defined in Treasury Regulation 1.409A l(h)(3) for any reason and at any time, except if Executive's separation from service is due to the termination of his employment for Cause (as defined in Section 4(b) of the Prior Agreement, except that the terms "Board," "Company," and "Partnership," as used in Section 4(b) of the Prior Agreement shall mean the Company, as herein defined, or the Executive's employer, as the case may be). If Executive's "separation from service" is due to the termination of his employment for Cause, the Retention Award and the phantom partnership units under this Paragraph 3.b.i. shall be forfeited in their entirety. The phantom partnership units contemplated under this Paragraph 3.b.i. shall be subject to the terms and conditions of the MPLX LP 2012 Incentive Compensation Plan, attached hereto as Exhibit B, and the applicable award agreement, which shall be similar in form to the MPLX LP 2012 Incentive Compensation Plan Phantom Unit Award Agreement, attached hereto as Exhibit C. For the sake of clarity, it is the intention of the parties that Executive will not incur a "separation from service" for purposes of this Paragraph 3.b.i. when or if Executive's employment with MarkWest Hydrocarbon, Inc. is transferred to the Company or its Affiliates so long as Executive continues to provide sufficient services to MarkWest Energy Partners, L.P. and certain related entities pursuant to Treasury Regulation 1.409A-l(h)(I)(ii).

ii.    Additional Long-Term Incentive Award. Executive shall be granted phantom partnership units of MPLX LP valued in the amount of $1,462,500 as of the actual grant date. As will be provided in the applicable award agreement, the award will vest in three cumulative annual installments, as follows: (1) one-third of the phantom partnership units shall vest on the first
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anniversary of the grant date; (2) an additional one-third of the phantom partnership units shall vest on the second anniversary of the grant date; and (3) all remaining phantom partnership units shall vest on the third anniversary of the grant date; provided, however, that except as provided below or in the applicable award agreement, Executive must be providing continuous service to Marathon Petroleum Corporation or any of its subsidiaries or Affiliates from the grant date through the applicable vesting date in order for the phantom partnership units to vest. Notwithstanding the foregoing, the applicable award agreement will provide that the phantom partnership units contemplated under this Paragraph 3.b.ii shall become fully vested upon Executive's separation from service as a result of the forced relocation of Executive's principal place of employment to a location more than 50 miles from Executive's then-current principal place of employment. The award of the phantom partnership units contemplated under this Paragraph 3.b.ii. shall be subject to the terms and conditions of the MPLX LP 2012 Incentive Compensation Plan, attached hereto as Exhibit B, and the applicable award agreement, which shall be similar in form to the MPLX LP 2012 Incentive Compensation Plan Phantom Unit Award Agreement, attached hereto as Exhibit D.

iii. Retention Bonus Award. Executive shall be granted restricted stock of Marathon Petroleum Corporation, valued in the amount of $ 1,000,000 as of the actual grant date. As will be provided in the applicable award agreement, the award will vest in full on the third anniversary of the grant date; provided, however, that except as provided below or in the applicable award agreement, Executive must be providing continuous service to Marathon Petroleum Corporation or any of its subsidiaries or Affiliates from the grant date through the applicable vesting date in order for the restricted stock award to vest. Notwithstanding the foregoing, the applicable award agreement will provide that the restricted stock contemplated under this Paragraph 3.b.iii shall become fully vested upon Executive's separation from service as a result of the forced relocation of Executive's principal place of employment to a location more than 50 miles from Executive's then-current principal place of employment. The award of restricted stock of Marathon Petroleum Corporation contemplated under this Paragraph 3.b.iii. shall be subject to the terms and conditions of the Marathon Petroleum Corporation 2012 Incentive Compensation Plan, as amended, attached hereto as Exhibit E, and the applicable award agreement, which shall be similar in form to the Marathon Petroleum Corporation 2012 Incentive Compensation Plan Restricted Stock Award Agreement, attached hereto as Exhibit F.

Notwithstanding the foregoing, if any payment, or portion thereof, must be delayed to comply with Section 409A of the Code because Executive is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code, the payment, or the
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portion so delayed, shall be made on the soonest date permissible without triggering the additional tax due under Section 409A of the Code.

c.
Short-Term Incentives. During Executive's continued employment in a senior management position , Executive shall be eligible to receive bonuses / short-term cash incentives in accordance with the Company's or its Affiliate's cash bonus / short-term incentive program(s) for senior management, as such programs may be modified from time to time. For the 2015 calendar year, Executive shall be entitled to a short-term cash bonus determined by the Company as of the Closing Date, under the performance metrics established by the MarkWest Hydrocarbon, Inc. short-term incentive plan and which shall be paid to Executive as soon as practicable following the end of the Partnership's 2015 calendar year, but within the first two weeks of calendar year 2016 .

d.
Long-Term Incentives. Except as otherwise provided in this Paragraph 3.d., during Executive's continued employment in a senior management position, Executive shall be eligible to receive long-term incentive grants in the form of equity in accordance with the Company's or its Affiliate's long-term incentive program(s) for senior management, as such programs may be modified from time to time. Executive will not receive a long-term incentive award in calendar year 2016 since a Long Term Incentive Award has been included in the Retention Bonus as set forth in Paragraph 3.b.

e.
Change-in-Control Severance Benefits. During Executive's continued employment in a senior management position, Executive shall be entitled to participate in the Marathon Petroleum Corporation Amended and Restated Executive Change in Control Severance Benefits Plan, under terms and conditions established by the Company.

f.
Savings and Retirement Plans. In addition to base salary and the bonuses, Executive shall be entitled to participate during Executive's continued employment with the Company in all savings and retirement plans, practices, policies and programs that are from time to time generally available to other similarly-situated, senior executives of the Company or its Affiliates.

g.
Welfare Benefits. During Executive's continued employment with the Company or its Affiliates, Executive and Executive's eligible dependents, as the case may be, shall be eligible for participation in all benefits under welfare benefit plans, practices, policies, and programs provided by the Company or its Affiliates generally available to other similarly-situated, senior executives of the Company or its Affiliates.

h.	Fringe Benefits / Perquisites. During Executive's continued employment with
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the Company or its Affiliates in a senior management position, Executive shall be entitled to all fringe benefits that are from time to time generally available to other similarly-situated, senior executives of the Company or its Affiliates.

i.
Vacation. Executive shall be entitled to the same amount of vacation as Executive received under the MarkWest Hydrocarbon, Inc. vacation plan immediately prior to the Closing Date or such vacation time which is provided for similarly situated executives at the Company or its Affiliates under the Company's or its Affiliate's vacation policy, whichever is greater.

j.
Expenses. During Executive's continued employment with the Company or its Affiliates, Executive shall be entitled to receive prompt reimbursement for all reasonable employment related expenses incurred by Executive upon receipt by the Company or its Affiliate of accounting in accordance with practices, policies, and procedures generally available to other senior executives of the Company or its Affiliates, provided, that all reimbursements shall in any event be made within 2.5 months following the year in which they were incurred.

k.
Officers and Directors Liability Insurance; Indemnification. Executive shall receive coverage under the Company's and its Affiliates' indemnification and directors and officers liability policies to the same extent that it provides such coverage to similarly-situated, senior executives of the Company or its Affiliates.

l.
Crediting of Prior Service. For the purpose of determining eligibility for Company and Affiliate compensation and benefits, vacation accruals, and vesting in savings and retirement plans, Executive shall be credited for any past service that was recognized by MarkWest Hydrocarbon, Inc.

4.	Termination of Employment.

a.
Executive's continued employment with the Company and its Affiliates shall be "at will," meaning that Executive may resign for any reason without any resulting liability to the Company or its Affiliates, and the Company may terminate (or cause the Executive's employer to terminate) Executive's employment for any reason, or no reason, with or without cause, without any resulting liability to Executive, except as expressly provided in this Retention Agreement.

b.
In addition to any amounts or benefits payable under this Retention Agreement, Executive shall, except as otherwise specifically provided herein, be entitled to any payments or benefits provided under the terms of any plan, policy or program of the Company or its Affiliates in which Executive participates or as otherwise required by applicable law.

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5.
Restrictive Covenants. Executive acknowledges and agrees that the undertakings, covenants and agreements set forth in Section 7 of the Prior Agreement shall survive and are incorporated by reference into this Retention Agreement. For these purposes, the "Term" shall be mean Executive's continued employment with the Company or its Affiliates under this Retention Agreement; the term "Board" shall mean the Company; the term "Company" shall mean the Company, as herein defined; and the term "MarkWest Parties" shall mean the Company and its Affiliates.

6.	Miscellaneous .

a.
The Company may assign its rights and obligations under this Retention Agreement to any Affiliate. The Company may also assign its rights and obligations under this Retention Agreement to any successor entity which acquired all or substantially all of the assets of the Company, by merger or otherwise.

b.
This Retention Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Ohio, without reference to the principles of conflicts of law of Ohio or any other jurisdiction, and where applicable, the laws of the United States.

c.
It is the intention of the Parties that payments or benefits payable under this Retention Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code, and the provisions of this Retention Agreement shall be construed and administered in accordance with such intent. To the extent such potential payments or benefits could become subject to Section 409A of the Code, the Parties shall cooperate to amend this Retention Agreement with the intent of giving Executive the economic benefits described herein in a manner that does not result in such tax being imposed . If the Parties are unable to agree on a mutually acceptable amendment, the Company may, without Executive's consent and in such manner as it reasonably deems appropriate or desirable, amend or modify this Retention Agreement or delay the payment of any amounts hereunder to the minimum extent necessary to meet the requirements of Section 409A of the Code. To the extent required by Section 409A of the Code, if Executive is required to execute a release of claims, including the Release, as a condition to receipt of any payments or benefits under this Retention Agreement, and the period during which Executive has to execute such release (including the Release) spans two calendar years, such payments and benefits shall be paid (or shall commence) in the second calendar year. The Company makes no representations or warranties as to whether this Retention Agreement (or the Prior Agreement) complies with or is exempt from Section 409A of the Code. Executive acknowledges and agrees that, with respect to issues of documentary compliance under Code Section 409A, (i) the Company and its Affiliates have no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties imposed under Section 409A of the Code on any person (including

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Executive), (ii) the Company and its Affiliates, and each of their employees and representatives shall not have any liability to Executive with respect thereto, and (iii) Executive will not make any claim against the Company or its Affiliates or any of their employees and representatives, for any liabilities, including for any additional income taxes, interest or penalties, that Executive may incur hereunder.

d.
The terms of this Retention Agreement are intended by Executive and the Company to be the final expression of the Parties agreement with respect to matters addressed herein and may not be contradicted by evidence of any prior or contemporaneous agreement, except as noted herein. For purposes of clarification, nothing in this Retention Agreement shall negate the obligations to Executive under Section 6 of the Prior Agreement with respect to payments Executive receives or is entitled to receive under Paragraph 3.b.i of this Retention Agreement and accelerated vesting of equity awards under any MarkWest Hydrocarbon, Inc. or MarkWest Energy Partners, L.P. equity plan or under Section 3(c)(ii) of the Prior Agreement, but there shall be no obligations to Executive under Section 6 of the Prior Agreement with respect to any other payments contemplated under this Retention Agreement.

e.
This Retention Agreement supersedes all prior agreements between the Parties, and between MarkWest Hydrocarbon, Inc. (or an Affiliate thereof) and Executive, concerning the subject matter hereof (including, but not limited to, salary, bonuses, equity awards, deferred compensation, and severance benefits (cash or non cash)), and including, but not limited to, that certain Retention Agreement dated as of July 11, 2015 (which agreement is hereby rescinded by the Parties) and the Prior Agreement (i.e., Executive's Employment Agreement, dated September 5, 2007), except to the extent expressly provided herein.

f.
This Retention Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and a duly authorized officer of the Company except in the case of a cancellation of the Merger in which case this Retention Agreement terminates without any required action on behalf of the Executive or the Company. By an instrument in writing similarly executed, Executive or a duly authorized officer of the Company may waive compliance by the other Party or Parties with any provision of this Retention Agreement that such other party was or is obligated to comply with or perform, provided, however , that such waiver shall not operate as a waiver of, or estoppel with respect to, any other subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

g.	This Retention Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
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IN WITNESS WHEREOF, this Retention Agreement has been executed to be effective as of the date and year first written above.

MARATHON PETROLEUM COMPANY LP

By	/s/ Gary R. Heminger
	Name:	Gary R. Heminger
	Title:	President and Chief Executive Officer of Marathon Petroleum Corporation

EXECUTIVE
/s/ Nancy K. Buese
Nancy K. Buese

[Signature Page to Retention Agreement]

EXHIBIT A

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of this 5th day of September 2007 by and between MarkWest Hydrocarbon, Inc., a Delaware corporation, having its principal executive offices in Denver, Colorado (the “Company”) and Nancy K. Buese, residing in Evergreen, Colorado (the “Executive”).

WHEREAS, the Company derives its revenue and value through its natural gas liquids and gas marketing activities and through its ownership in MarkWest Energy Partners, L.P. (the "Partnership"), a publicly traded Delaware master limited partnership engaged in the gathering, transportation and processing of natural gas, the transportation and fractionation and storage of NGLs, and the gathering and transportation of crude oil;

WHEREAS, the Company's ownership interest in the Partnership consists of ownership of an approximately 17% limited partner interest in MarkWest Energy Partners, L.P., and ownership of approximately 89.7% of MarkWest Energy GP, L.L.C. (the "GP"), the Partnership's general partner;

WHEREAS, the Company and GP have entered into a services agreement (the "Services Agreement") pursuant to which the Company acts in a management capacity providing day-to day operational, business and asset management, accounting, information services, personnel, and related administrative services to the Partnership;

WHEREAS, the Executive is currently serving as Senior Vice President and Chief Financial Officer of the Company, and in such capacity provides services to or on behalf of the Company and its affiliates, and to the Partnership and its affiliates pursuant to the Services Agreement; and

WHEREAS, the Company and the Executive mutually desire to formalize the employment arrangement of the Executive and to agree upon the terms of the Executive's employment as the Senior Vice President and Chief Financial Officer of the Company and, in addition, to agree as to certain benefits of said employment.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Executive hereby agree as follows:

1.TERM OF EMPLOYMENT:     Subject to the terms of this Agreement, the Company hereby continues the employment of the Executive, and the Executive hereby accepts such continuing employment , effective September 5, 2007 (the "Effective Date"), tor a period of three years, subject to earlier termination as provided in Paragraph 4, herein (the "Term"); provided, however, that the Term will automatically be extended by twelve months on the third anniversary of the Effective Date and on each anniversary of the Effective Date thereafter, unless one party to this Agreement provides written notice of non-renewal to the other party at least 30 days prior to the effective date of such automatic extension. The consequences of termination of employment to each party are as set forth in this Agreement. Portions of this Agreement that by their terms provide or imply that they survive the end of the Term shall survive the end of the Term.

2.POSITION AND DUTIES:

a.Position: During the Term, the Executive shall serve as Senior Vice President and Chief Financial Officer of the Company and shall have such duties, responsibilities, and authority as are customarily required of and given to the Senior Vice President and Chief Financial Officer of a public mid-stream energy company. The Executive shall report directly to the Company's Chief Executive Officer and shall perform his or her duties and responsibilities primarily at the Company's offices in Denver, Colorado.

b.Commitment of the Executive:     During the Term, the Executive shall devote substantially Executive's full business time, energy, and ability to the business of the Company, the Partnership, and their respective affiliates. As used in this Agreement, the term "Affiliate" means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with such first entity.

c.Other Positions and Services: The Executive may (i) with the prior written approval of the Company's Board of Directors (the "Board"), which approval shall not be unreasonably withheld or delayed, serve as a director or trustee of other for profit corporations or businesses, provided, that if a directorship is approved and the Board later determines (A) that the directorship would violate Paragraph 7 of this Agreement, or (B) that the Board no longer approves of the directorship, which approval shall not be unreasonably withdrawn, it shall notify the Executive in writing and the Executive shall resign such directorship within a reasonable period of time, (ii) serve on civic or charitable boards or committees, and (iii) deliver lectures, fulfill speaking engagements, or teach at educational institutions (and retain any fees therefrom); provided, however, that the Executive may not engage in any of the activities described in this Paragraph 2(c) to the extent such activities interfere materially with the performance of the Executive's duties and responsibilities to the Company.

d.Investments: Except as may otherwise be permitted by this Agreement, without the prior express authorization of the Board, the Executive shall not, during the Term, directly or indirectly render services of a business, professional, or commercial nature to any other person or firm, whether for compensation or otherwise. Notwithstanding the foregoing, the Executive may be an investor, shareholder, joint venturer, or partner in any such business (hereinafter referred to as "Investor"); provided, that Executive's status as an Investor shall not (i) pose a conflict of interest with regard to Executive's employment, (ii) require the Executive's active involvement in the management or operation of such Investment (recognizing that the Executive shall be permitted to monitor and oversee the Investment), or (iii) interfere materially with the performance of the Executive's duties and obligations hereunder. For the purposes of clause (i) of the preceding sentence, the Executive shall not be deemed to be subject to a conflict of interest merely by reason of the ownership of less than five percent (5%) of (i) the outstanding stock of any entity whose stock is traded on an established stock exchange or on the National Association of Securities Dealers Automated Quotation System, or (ii) the outstanding stock, partnership interests or other form of equity interest of any venture fund, investment pool or similar investment vehicle .

e.No Conflict: The Executive represents and warrants that, to the best of Executive 's knowledge after the review of Executive's personal files, he has the full right and authority to enter into this Agreement and to render the services as required under this Agreement, and that by signing this Agreement and rendering such services he is not breaching any contract or legal obligation he owes to any third party.

3.COMPENSATION AND BENEFITS: During the Term, while the Executive is employed by the Company, the Company shall compensate the Executive for his or her services as set forth in this Paragraph 3. The Executive recognizes that during the Term of the Agreement, the Company reserves the right to change from time to time the terms and benefits of any retirement, welfare or fringe benefit plan of the Company, including the right to change any service provider, so long as such changes are also applicable generally to all executives of the Company.

a.Salary: During the Term, the Company shall pay the Executive a base salary at an annual rate of $250,000.00 (the "Base Salary"). Base Salary shall be earned and shall be payable in periodic installments in accordance with the Company's payroll practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Compensation Committee of the Board (the "Compensation Committee") will review the Executive's salary at least annually and may adjust the Executive's Base Salary in its sole discretion. Executive's salary as so adjusted shall thereafter be treated as Executive's Base Salary hereunder.

b.Cash Bonus / Short-Term Incentives: The Executive shall be eligible to receive bonuses/short-term cash incentives in accordance with the Company's cash bonus/short term incentive program(s) for senior management, as such program(s) may be modified from time to time. All bonuses/short-term cash incentives shall be paid in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

c.Equity Compensation Programs:

(i)General. The Executive shall be entitled to participate in all equity compensation programs sponsored by the Company, the Partnership, or their Affiliates (the "Equity Plans"). The size and terms of any grants to be made to Executive shall be established by the Compensation Committee, or the Compensation Committee of the Partnership, in their sole discretion.

(ii)Change of Control. All grants made under the Equity Plans (including those made prior to the effective date of this Agreement) shall vest in full immediately prior to the occurrence of a Change of Control. For purposes of this Agreement, a Change of Control shall mean the first to occur of:

(A)any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than (1) the Company or any Affiliate of the Company as of the date of this Agreement, (2) any employee benefit plan of the Company or any Affiliate of the Company, or (3) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities.

(B)the individual directors of the Board on the effective date of this Agreement ("Incumbent Directors") cease to constitute at least two-thirds of the Board within any three (3) year period. For purposes of this paragraph , any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Directors shall be considered an Incumbent Director. However, no director whose initial election to the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of director or other actual or threatened solicitation of proxies or consents by or on behalf or a person other than the Board shall be considered an Incumbent Director;

(C)consummation of a reorganization, merger or consolidation of the Company (a "Business Combination"), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, by reason of such ownership of the Company's voting securities immediately before the Business Combination, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

(D)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(E)any sale, lease, exchange, or other transfer or disposition of all or substantially all of the assets of the Partnership or the GP;

(F)consummation of any Business Combination with respect to the GP, unless, following such Business Combination, the individuals and entities who were the beneficial owners of outstanding voting securities of the GP as of the initial public offering of securities in the Partnership, beneficially own, by reason of such ownership of the GP's voting securities, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the GP or all or substantially all of the GP's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the GP as of the initial public offering of securities in the Partnership; or

(G)the general partner of the Partnership (whether it be the GP or another entity) ceases to be an Affiliate of the Company.

Notwithstanding the foregoing subparagraphs (A) through (G), in no event shall any transaction or series of transactions entered into between the Company, the Partnership, the GP, or their respective Affiliates as of the date of this Agreement or entities wholly owned by the forgoing, or changes associated therewith, be considered a Change in Control.

d.Retirement Plans: The Executive shall be entitled to participate in all retirement plans applicable generally to other senior executives of the Company, in accordance with the terms of such plans, as they may be amended from time to time.

e.Welfare Benefit Plans: The Executive and Executive's family, as the case may be, shall be eligible to participate in and shall receive all benefits under the Company's welfare benefit plans and programs applicable generally to other senior executives of the Company (collectively, as amended from time to time, the "Company Plans"), in accordance with the terms of the Company Plans.

f.    Vacation and Sick Leave: Executive shall be entitled to paid vacation, sick leave, and paid time off in accordance with the plans, policies, and programs in effect generally with respect to other senior executives of the Company, including the limitations, if any, on the carry-over of accrued but unused time.

g.Expenses: The Company shall reimburse the Executive for reasonable expenses for cellular telephone usage, entertainment, travel, meals, lodging, and similar items incurred in the conduct of the Company's business. Such expenses shall be reimbursed m accordance with the Company's expense reimbursement policies and guidelines.

h.Fringe Benefits and Perquisites: Executive and Executive's family, as the case may be, shall be eligible for all other fringe benefits or perquisites offered generally to senior executives of the Company (and their families, as applicable).

i.    Officers and Directors Liability Insurance; Indemnification: During Executive's employment with the Company and thereafter so long as Executive may have liability arising out of Executive's service as an officer or director of the Company or any Affiliate, the Company agrees to continue and maintain a director's and officer's liability insurance policy ("D&O Insurance") covering Executive in an amount that is reasonable and customary based on the size and business activities of the Company, the Partnership, and their Affiliates, and the authorities, power, responsibilities, and duties of Executive. To the fullest extent permitted by the indemnification provisions of the Company's governing instruments in effect as of the date of this Agreement and the indemnification provisions of the governing laws of the jurisdiction of the Company's formation in effect from time to time (collectively, the "Indemnification Provisions"), and in each case subject to the conditions thereof, the Company shall (i) indemnify the Executive, as a director (if applicable) and officer of the Company or an Affiliate of the Company or a trustee or fiduciary of an employee benefit plan of the Company or an Affiliate of the Company, or, if the Executive shall be serving in such capacity at the Company's request, as a director or officer of any other entity (other than an Affiliate of the Company) or as a trustee or fiduciary of an employee benefit plan not sponsored by the Company or an Affiliate of the Company, against all liabilities and reasonable expenses that may be incurred by the Executive in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal or administrative, or investigative and whether formal or informal, because the Executive is or was a director or officer of the Company or any Affiliate, a director or officer of such other entity or a trustee or fiduciary of such employee benefit plan, and against which the Executive may be indemnified by the Company, and (ii) pay for or advance to Executive the reasonable expenses incurred by the Executive in the defense of any proceeding to which the Executive is a party because the Executive is or was a director or officer of the Company or an Affiliate, a director or officer of such other entity or a trustee or fiduciary of such employee benefit plan. The rights of the Executive under the Indemnification Provisions shall survive the termination of the employment of the Executive by the Company.

4.TERMINATION: The Executive's employment with the Company during the Term may be terminated by the Company or the Executive pursuant to this Paragraph 4, subject to the provisions of Paragraph 5:

a.Death or Disability: If the Executive has a Disability (as defined below), the Company may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's material duties. For purposes of this Agreement, "Disability" shall mean any physical or mental condition which prevents the Executive, for a period of 90 consecutive days, from performing and carrying out Executive's material duties and responsibilities with the Company, as determined under the Company's long-term disability plan . The Executive's employment hereunder shall terminate automatically upon the Executive's death.

b.Cause: The Company may terminate this Agreement immediately upon written notice to the Executive if, after the Executive is given an opportunity to be heard by the Board and to present evidence on Executive's behalf, a formal determination is made by a majority of the directors on the Board and at least two-thirds of the Board's non-employee directors, that the Executive should be terminated for "Cause". Any one or more of the following events shall constitute "Cause":

(i)conviction of (or pleading nolo contendere to) a felony that is injurious to the business or reputation of the Company, the Partnership, or their Affiliates;

(ii)engaging in intentional wrongdoing (including without limitation, theft, fraud, embezzlement, or willful misappropriation of the funds or property of the Company, the Partnership, or their Affiliates), or failure by Executive to substantially adhere to the Company work rules, policies or procedures, that is injurious to the business or reputation of the Company, the Partnership, or their Affiliates, or breach of fiduciary duties for enrichment of the Executive;

(iii)illegal or prohibited treatment of or relations with any employee, agent or consultant of the Company, the Partnership, or their Affiliates or of any person with whom the Company, the Partnership, or their Affiliates have a business relationship, in the form of illegal or prohibited discrimination, harassment, abuse, assault or other actions of a similar nature;

(iv)Executive has failed to perform substantially Executive's material duties as contemplated by Paragraph 2 above (other than such failure resulting from incapacity due to physical or mental illness), which, for avoidance of doubt, shall include Executive's insubordination to his or her direct or indirect reports or to the Board, after (i) a written demand for corrected performance is delivered to Executive by the Board which identifies specifically the manners in which the Board believes Executive has not performed substantially Executive's material duties, and (ii) Executive's failure to cure such items identified in the Board's letter within 30 days.

(v)any material breach of Executive's obligations under this Agreement including, but not limited to, a breach of Executive's obligations under Paragraph 7; provided, however, that in the event such breach is curable and is actually cured within ten (10) days after written notice detailing the nature and facts of such breach is delivered to Executive, the breach shall not be considered "Cause" for Executive's termination.

(vi)engaging in actions or behavior that bring Executive into public hatred, disrepute, scorn, or ridicule, or shock, insult, or offend the community or public morals or decency, in each case resulting in injury to the business or reputation of the Company or inhibiting the ability of Executive to effectively represent publicly the Company, the Partnership, or their Affiliates.

c.Other than Death or Disability or Cause: The Company may terminate the Executive's employment upon thirty (30) days written notice to the Executive at any time and for any reason other than Death, Disability, or Cause.

d.Termination by Executive: The Executive may terminate Executive's employment upon thirty (30) days written notice to the Company at any time and for any reason.

5.	OBLIGATIONS OF THE COMPANY AND THE EXECUTIVE UPON TERMINATION:

a.Death or Disability:    If the Executive's employment is terminated by reason of the Executive's death or Disability during the Term, the Term shall end and the Company shall provide to Executive or Executive's legal representatives:

(i)payment of the sum of (A) any Base Salary and bonus earned but not yet paid to the Executive through the date of termination, and (B) any other compensation earned through the date of termination but not yet paid or delivered to the Executive ("Accrued Obligations"),

(ii)the payments and benefits provided in Paragraph 5(g),

(iii)payment to the Executive of a lump sum equal to (A) 24 months of the Executive's then current Base Salary, (B) two (2) times the average annual bonus earned by the Executive for the two most recently completed fiscal years, and (C) a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination, calculated based on the portion of such fiscal year the Executive is employed. The lump sum payment shall be made within thirty (30) days of termination or, if the payment, or any portion thereof, must be delayed to comply with Code Section 409A because the individual is a "specified employee" as defined in Code Section 409(A)(a)(2)(B)(i), the payment, or the portion so delayed, shall be made on the soonest date permissible without triggering the additional tax due under Code Section 409A;

(iv)subject to Paragraph 3(c), the accelerated vesting of each stock option or unit option, phantom unit, restricted stock or restricted unit, or other equity incentive award granted under the Equity Plans (or portion thereof) that would have otherwise vested solely upon the Executive remaining in the continuous employment of the Company for a period of twelve (12) months after the date of termination, and

(v)payment of all premiums for properly elected group health plan continuation coverage for Executive and his or her spouse and dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for the lesser of (A) the number of months of Base Salary to be paid to Executive under subparagraph (iii)(A), above, or (B) the duration of such COBRA coverage. All such premiums shall be paid on the first day of the month . In addition, in the event that payment of such premiums is taxable to executive, the Company shall pay to Executive an amount, as and when such premiums are paid, such that after taking into account all taxes due on the premiums and on the additional payment, the Executive will be in the same economic position as he would have been in had such premiums been non-taxable.

The Company shall be obligated to make the foregoing payments and to provide the foregoing benefits upon the Executive (or, if applicable, the Executive's legal representative) and the Company signing a mutual release (the "Release") of all claims (including claims by, on behalf of, or against the Partnership, any Affiliates of the Partnership or the Company, and their respective directors, agents, employees, and assigns) in a form provided by the Company, which release shall, if applicable, give the Executive appropriate notifications under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and which shall not affect (x) rights under COBRA and (y) conversion rights under any applicable life insurance policies.

b.Termination for Cause: If the Executive's employment is terminated by the Company for Cause, the Term shall terminate without further obligations to the Executive under this Agreement after the date of such termination, other than for (i) payment of the Accrued Obligations, and (ii) the payments and benefits provided in Paragraph 5(h).

c.Other than Death or Disability or Cause: If the Company terminates the Executive's employment during the Term for any reason other than Death, Disability, or Cause, the Term shall end on the date of such termination and the Executive shall, upon signing of a Release, be entitled to the payments, benefits and other compensation provided above in Paragraph 5(a).

d.Voluntary Termination by Executive: If the Executive terminates his or her employment without Good Reason, as defined below, the Term shall end and the Company shall provide to Executive:

(i)the Accrued Obligations

(ii)    the payments and benefits provided in Paragraph 5(h)

(iii)if the Executive's total, aggregate term of employment with the Company (notwithstanding any breaks in service) exceeds one (1) year, then upon signing a Release, the Executive shall also receive:

(A)a lump sum payment equal to three (3) months of the Executive's then current Base Salary, which amount shall be paid within ten (10) days of termination or, if the payment, or any portion thereof, must be delayed to comply with Code Section 409A because the individual is a "specified employee" as defined in Code Section 409A(a)(2)(B)(i), the payment, or the portion so delayed, shall be made on the soonest date permissible without triggering the additional tax due under Code Section 409A;

(B)payment of all premiums for properly elected COBRA coverage for Executive and his or her spouse and dependents for the lesser of (A) the number of months of Base Salary to be paid to Executive under subsection (d)(iii)(A), above, or (B) the duration of such COBRA coverage.

e.	Termination by Executive for Good Reason:

(i)In General. If the Executive terminates his or her employment for Good Reason, as defined below, the Term shall terminate on the date of such termination and the Executive shall, upon signing a Release, be entitled to the payments, benefits and other compensation provided above in Paragraph S(a).

(ii)"Good Reason". For purposes of this Agreement, the Executive's termination of employment with the Company shall be on account of "Good Reason" if it occurs for any of the following reasons: (A) any failure by the Company to comply with any of the provisions of Paragraph 3 of this Agreement, including but not limited to the failure by the Company to pay to the Executive any portion of his or her compensation in violation of the provisions of Paragraph 3, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (B) a material diminution in Base Salary or bonus opportunity not related to performance or market conditions, other than which is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive; (C) a material diminution in responsibility or authority other than which is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive; (D) the forced relocation of Executive's principal place of employment to a location more than 50 miles from the Executive's then-current principal place of employment; or (E) the occurrence of a Change of Control, provided that Executive voluntarily terminates his or her employment within twelve (12) months of the Change of Control.

f.    Expiration of Term. In the event that the Term expires following the giving of notice of non-renewal pursuant to Paragraph 2, above, then (i) if such notice was given by the Company, the termination shall be deemed to be for "Other than Death or Disability or Cause" and Executive shall, upon signing a Release, be entitled to the payments, benefits, and other compensation provided in Paragraph 5(a) above, and (ii) if such notice was given by the Executive, the termination shall be deemed a "Voluntary Termination by Executive" and Executive shall, upon signing a Release, be entitled to the payments, benefits, and other compensation provided in Paragraph 5(d) above.

g.General Partner Membership Interest :

(i)Limited Application. The provisions of Paragraph 5(g)(ii) below shall apply solely in the event that the Company and the Partnership announce formally to the public (whether through a press release or the filing of a current report on Form 8-K) that they no longer intend to pursue the proposed acquisition/business combination/restructuring transaction that was announced formally to the public on February 21, 2007.

(ii)Repurchase of General Partner Membership Interest. Executive is hereby granted the option to elect at any time, by written notice to the Company, to cause the Company to purchase all, but not less than all of Executive's Class B membership interest in MarkWest Energy GP, L.L.C. at the price established pursuant to the formula set forth in the GP LLC Agreement as of the delivery date of Executive's election notice ("Election Date"). If the Executive makes such election, the Company shall purchase the Executive's Class B membership interest within thirty (30) days following the Election Date, such purchase price to be paid, at Company 's election, either (i) in full in cash by wire transfer of immediately available funds; or (ii) by a combination of cash and of common units of the Partnership, with a value for the common units as of the Election Date based on the closing price of the Partnership's common units for the twenty trading days preceding the Election Date, with the combination of cash and Partnership common units being equal to the price established pursuant to the formula set forth in the GP LLC Agreement, provided that the value of the Partnership common units cannot comprise more than 50% of the purchase price established pursuant to the formula set forth in the GP LLC Agreement.

h.Exclusive Remedy: Except for the payments and benefits provided in this Paragraph 5, and under Paragraph 3(c), the Executive acknowledges and agrees that upon termination of the Term, he shall have no other claims against, and shall be entitled to no other payments or benefits from the Company under this Agreement or pursuant to the Company's policies and plans, other than (A) the Executive's rights under COBRA, (B) any conversion rights under any applicable life insurance policies, (C) payment of any amounts due pursuant to the terms of any equity-based plan of the Company or any welfare or retirement plan of the Company as of the date of termination or which by their specific terms extend beyond such date of termination, and (D) rights with respect to D&O Insurance and/or the Indemnification Provisions. The Executive and the Company have agreed that Executive will not participate in either the MarkWest Hydrocarbon Inc. 1997 Severance Plan or the MarkWest Hydrocarbon, Inc. 2007 Severance Plan. In lieu of participation in such Severance Plans, the parties have agreed that the Executive will receive certain other payments and benefits as set forth in this Agreement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

i.    Resignations:    On and as of the date that the employment of the Executive by the Company shall terminate for any reason, the Executive shall, if applicable, resign from his or her position as a director and officer of the Company or the Partnership, resign from all other positions he or she holds as a director, officer or employee of any subsidiary or Affiliate of the Company or the Partnership, and resign as a named fiduciary of any employee benefit plans sponsored by the Company or the Partnership or their subsidiaries or Affiliates.

6. 280G Provisions.

a.Determination; Efficient Gross-Up: If it is determined that any payment or benefit provided to or for the benefit of the Executive (a "Payment"), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would be subject to the excise tax imposed by Code section 4999 or any interest or penalties with respect to such excise tax (such excise tax together with any such interest and penalties, shall be referred to as the "Excise Tax"), then a calculation shall first be made under which such payments or benefits provided to the Executive are reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax (the "4999 Limit"). The Company shall then compare (a) the Executive's Net After-Tax Benefit (as defined below) assuming application of the 4999 Limit with (b) the Executive's Net After-Tax Benefit without application of the 4999 Limit. "Net After-Tax Benefit" shall mean the sum of (i) all payments that Executive receives or is entitled to receive that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code section 280G(b)(2), less (ii) the amount of federal, state, local, employment, and Excise Tax (if any) imposed with respect to such payments. In the event (a) is greater than (b), Executive shall receive Payments solely up to the 4999 Limit and Executive shall choose which payments shall be reduced and the amount of the reduction of each payment. In the event (b) is greater than (a), then the Executive shall be entitled to receive all such Payments along with an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

b.Calculations:    All determinations required under this Paragraph 6, including the determination of whether a Payment is subject to the Excise Tax or the amount of any required Gross-Up Payment, shall be made by tax counsel, a nationally recognized certified public accounting firm not serving as auditor for the Company, or another tax professional with experience in such calculations, as selected by the Company and reasonably acceptable to the Executive (the "Tax Professional"). The Tax Professional shall provide detailed supporting calculations for its determinations both to the Company and the Executive within fifteen days of receipt of any Payment, or such sooner period as may be requested by the Company. All costs relating to the Tax Professional shall be borne exclusively by the Company. Subject to Paragraph 6(d), below, any determination by the Tax Professional shall be binding upon the Company and the Executive.

c.Payment of Gross-Up: Any Gross-Up Payment, as determined pursuant to this Paragraph 6, shall be paid by the Company to the Executive within five business days of the receipt of the Tax Professional's determination, but in no event later than the end of Executive's taxable year next following the taxable year in which the original Excise Tax on the Payments is remitted to the Internal Revenue Service. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Tax Professional hereunder, it is possible that a Gross-Up Payment which will not have been made by the Company should have been made (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Paragraph 6(d) and the Executive thereafter is required to make a payment of any Excise Tax, the Tax Professional shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive, but in no event shall such payment be made later than the end of Executive’s tax year following the tax year in which the Excise Tax is remitted to the Internal Revenue Service.

d.Tax Controversy: The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of an Underpayment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i)    give the Company any information reasonably requested by the Company relating to such claim,

(ii)take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii)cooperate with the Company in good faith in order effectively to contest such claim, and

(iv)permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Paragraph 6(d), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner , and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however , that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

e.Refunds; Etc.: If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(d), the Executive becomes entitled to receive any refund with respect to such claim , the Executive shall (subject to the Company's complying with the requirements of Section 6(d)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(d), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination , then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Underpayment required to be paid.

7.    CONFIDENTIAL INFORMATION;NON-COMPETITION, NON-SOLICITATION:

a.    Confidential Information: Except as permitted or directed by the Board, during the Term or at any time thereafter, Executive shall not divulge, furnish, make accessible to anyone, lay claim to, attempt to lay claim to or use, or attempt to use, in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company, the Partnership, or their respective Affiliates (collectively the "MarkWest Parties") that Executive has acquired or become acquainted with or will acquire or become acquainted with during the period of Executive's employment by the Company, whether developed by himself or by others, concerning any pricing information, trade secrets, confidential or secret plans or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the MarkWest Parties, any customer or dealer lists of the MarkWest Parties, any confidential or secret development of the MarkWest Parties, or any other confidential information or secret aspects of the business of the MarkWest Parties (collectively, "Confidential Information"). Executive acknowledges that the Confidential Information constitutes a unique and valuable asset of the MarkWest Parties and represents a substantial investment of time and expense by the MarkWest Parties, and that any disclosure or other use of the Confidential Information other than for the sole benefit of the MarkWest Parties would be wrongful and would cause irreparable harm to the MarkWest Parties. Both during and after the Term, Executive shall refrain from any acts or omissions that would reduce the value of the Confidential Information. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or that subsequently becomes generally publicly known in the form in which it was obtained from the MarkWest Parties, other than as a direct or indirect result of the breach of this Agreement by Executive; is lawfully obtained by Executive from a third party , provided that Recipient did not have actual knowledge that such third party was restricted or prohibited from disclosing such information to Executive; or was independently developed by Executive, without use of any information obtained from Company. At the time of the termination of Executive's employment, or at such other time as the Company may request, Employee shall return all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to Confidential Information that Executive may then possess or have under his or her control.

b.    Non-competition; Non-solicitation: Executive understands and agrees that, in addition to Employee’s exposure to Confidential Information, Executive may, in his or her capacity as an employee, at times meet with the MarkWest Parties’ current or prospective customers, suppliers, partners, licensees or other business relations (collectively, "Business Relations") on behalf of the MarkWest Parties, and that, as a consequence of using or associating himself with the MarkWest Parties' name, goodwill, and professional reputation, Executive's employment shall place him or her in a position where Executive can develop personal and professional relationships with the MarkWest Parties' current and prospective customers. Executive further acknowledges that, during the course and as a result of Executive's employment, Executive has been or may be provided certain specialized training or know-how. Executive understands and agrees that this goodwill and reputation, as well as Executive's knowledge of Confidential Information and specialized training and know-how, could be used unfairly in competition against the MarkWest Parties. Accordingly, in consideration of the employment of Executive by the Company pursuant to this Agreement, Employee agrees that:

(i)    during the time period commencing on the date hereof and terminating six (6) months after the end of the Term, Executive shall not directly or indirectly, individually or collectively in conjunction with others, engage in activities that compete with the business that the MarkWest Parties is engaged in at the time of the termination of Executive's employment in whatever geographic regions the MarkWest Parties engages in such business at such time (currently natural gas and refinery off-gas gathering and transportation, natural gas and refinery off-gas processing, off-gas and NGL fractionation, NGL, natural gas and derived products marketing, and related services, conducted in the southern Appalachian region of Kentucky, West Virginia, and southern Ohio, in the southwest and mid-continent regions of Oklahoma, Texas, Louisiana, Mississippi, and New Mexico, on the Gulf Coast, and in western Colorado/eastern Utah area); or

(ii)     during the time period commencing on the date hereof and terminating eighteen (18) months after the end of the Term, Executive shall not directly or indirectly through another entity or person (i) induce or attempt to induce any employee of the MarkWest Parties to leave the employ of the MarkWest Parties, (ii) solicit to hire any person who was employed by the MarkWest Parties at any time during the one-year period immediately preceding the termination of Executive's employment with the MarkWest Parties, or (iii) induce or attempt to induce any current or prospective Business Relation of the MarkWest Parties (including, without limitation, any business entity that the MarkWest Parties have contacted in order to make a proposal to enter into a business relationship) to withdraw, curtail or cease doing business with the MarkWest Parties; provided , however, that Executive shall not be in breach of this paragraph in the event that any entity with whom Executive is employed or otherwise affiliated solicits or hires any person so long as Executive is not consulted concerning or otherwise involved, directly or indirectly, in such solicitation and/or hiring (except for involvement in a general administrative or other perfunctory manner), nor shall Executive be in breach of this paragraph in the event that any person applies for or inquires concerning employment in response to any advertisement or other job posting directed to the public in general, so long as Executive is not consulted concerning or otherwise involved, directly or indirectly, in any aspect of the recruitment, evaluation or hiring of the person(s) in question (except for involvement in a general administrative or other perfunctory manner).

Executive acknowledges that as an executive of a public company he falls within the exception to C.R.S 8-2-113(2)( d), which exempts executive and management personnel and officers from the prohibitions of non-compete provisions. Executive further agrees, during the period for which Executive has continuing obligations under this Paragraph 7(b), to inform any new employer or other person or entity with whom Executive enters into a business relationship, before accepting employment or entering into a business relationship, of the existence of this Agreement and give such employer, person other entity a copy of this Paragraph 7(b).

c.Third-Party Beneficiaries: It is the express intent of the parties that the provisions of this Paragraph 7 may be enforced by any of the MarkWest Parties, and that the protections afforded herein shall inure to such MarkWest Parties as intended third-party beneficiaries.

d.Severability: To the extent that any provision of this Paragraph shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Paragraph shall be unaffected. In furtherance of and not in limitation of the foregoing, it is expressly agreed that, should the duration of or geographical extent of, or business activities covered by, the noncompetition and non-solicitation agreements contained in Paragraph 7(b) be determined to be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent, or those activities which may validly or enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Paragraph shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

e.Injunctive Relief: Executive agrees that it would be difficult to compensate the MarkWest Parties fully for damages for any violation of the provisions of this Paragraph 7. Accordingly, Executive specifically agrees that the MarkWest Parties shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Paragraph and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the MarkWest Parties to claim and recover damages in addition to injunctive relief.

8.SUCCESSORSHIP: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns and any such successor or permitted assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall be limited to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, reorganization, or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise in connection with any sale of all or substantially all of the assets of the Company, provided that any successor or permitted assignee promptly assumes in a writing delivered to the Executive this Agreement and, in no event, shall any such succession or assignment release the Company from its obligations thereunder. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place . As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise .

9.DISPUTE RESOLUTION: Any claim arising out of or in any way relating to this Agreement or the termination thereof shall be initiated in the federal or state courts for Denver, Colorado and both Executive and the Company (and the MarkWest Parties, as applicable) hereby submit to the jurisdiction of such courts. Each party shall be responsible for the payment of its own attorneys' fees; provided, however, that, the Company shall reimburse the Executive for all reasonable legal fees incurred by Executive for any claim arising out of or in any way relating to events occurring on and after a Change in Control, except any such claim initiated by Executive that is found to be frivolous or vexatious.

10.GOVERNING LAW: The provisions of this Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado without regard to principles of conflict of laws.

11.SAVINGS CLAUSE:    If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

12.WAI VER OF BREACH: No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

13.MODIFICATION: No provision of this Agreement may be amended, modified, or waived except by written agreement signed by the parties hereto.

14.ASSIGNMENT OF AGREEMENT: The Executive acknowledges that Executive's services are unique and personal. Accordingly, the Executive may not assign Executive's rights or delegate Executive's duties or obligations under this Agreement to any person or entity; provided, however, that payments may be made to the Executive's estate or beneficiaries as expressly set forth herein.

15.ENTIRE AGREEMENT: This Agreement is an integrated document and constitutes and contains the complete understanding and agreement of the parties with respect to the subject matter addressed herein, and supersedes and replaces all prior negotiations and agreements, whether written or oral, concerning the subject matter hereof.

16.CONSTRUCTION: Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions and shall have no force or effect.

17.NOTICES: Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims, and other communications shall be deemed given:

a.in the case of delivery by overnight service with guaranteed next day delivery, such next day or the day designated for delivery;

b.in the case of certified or registered United States mail, five days after deposit in the United States mail; or

c.in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone, or otherwise; and

d.in the case of personal delivery, when received.

Communications that are to be delivered by the United States mail or by overnight service are to be delivered to the addresses set forth below:

(i)	To the Company:

MarkWest Hydrocarbon, Inc.
Attn: General Counsel
1515 Arapahoe Street, Tower 2, Suite 700
Denver, CO 80202

(ii)	To the Executive:
Nancy K. Buese
1372 Bross Ct.
Evergreen, CO 80439

Each party, by written notice furnished to the other party, may modify the acceptable delivery address, except that notice of change of address shall he effective only upon receipt. In the event that the Company is aware that the Executive is not at the location when notice is being given, notice shall be deemed given when received by the Executive, whether at the aforementioned location or at another location.

18.TAX WITHHOLD ING:    The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

19.REPRESENTATION: The Executive represents that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of Executive's choice, and to negotiate at arm's-length with the Company as to its contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that they have entered into this Agreement freely and voluntarily and without pressure or coercion from anyone.

20. 409A SAVINGS CLAUSE: It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code, and the provisions of this Agreement shall be construed and administered in accordance with such intent. To the extent such potential payments or benefits could become subject to Code Section 409A, the parties shall cooperate to amend this Agreement with the goal of giving Executive the economic benefits described herein in a manner that does not result in such tax being imposed. If the parties are unable to agree on a mutually acceptable amendment, the Company may, without the Executive's consent and in such manner as it deems appropriate or desirable, amend or modify this Agreement or delay the payment of any amounts hereunder to the minimum extent necessary to meet the requirements of Code Section 409A.

IN WITNESS WHEREOF, the Company and the Executive, intending to be legally bound, have executed this Agreement on the day and year first above written.

MARKWEST HYDROCARBON, INC.

By	/s/ Frank M. Semple
	Name:	Frank M. Semple
	Title:	President and Chief Executive Officer

EXECUTIVE
/s/ Nancy K. Buese
Nancy K. Buese

EXHIBIT B

Exhibit 10.3
MPLX LP
2012 INCENTIVE COMPENSATION PLAN
1. Objectives. This MPLX LP 2012 Incentive Compensation Plan (the “Plan”) has been adopted by MPLX GP LLC, a Delaware limited liability company (the “Company”), the general partner of MPLX LP, a Delaware limited partnership (the “Partnership”) in order to compensate Employees, Officers and Directors with a high degree of training, experience and ability; to attract new Employees, Officers and Directors whose services are considered particularly valuable to the business of the Company; to encourage the sense of proprietorship of such persons; and to promote the active interest of such persons in the development and financial success of the Partnership, the Company and their Affiliates. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in, and alignment with, the growth and performance of the Partnership, the Company and their Affiliates.
2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.
“Authorized Officer” means the Chief Executive Officer of the Company (or any other officer of the Company to whom he or she shall delegate).
“Award” means an Option, Restricted Unit, Phantom Unit, DER, Substitute Award, Unit Appreciation Right, Other Unit-Based Award, Performance Unit or Profits Interest Unit granted under the Plan.
“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
“Board” means the board of directors or board of managers, as the case may be, of the Company.
“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Committee, before or after the Participant’s termination of Service, of: (i) any material failure by the Participant to perform the Participant’s duties and responsibilities under any written agreement between the Participant and the Company or its Affiliate(s); (ii) any act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company, the Partnership or any of their Affiliates; (iii) the Participant’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company or any Affiliate(s) of the Company or which adversely affects the image, reputation or business of the Company, the Partnership or their Affiliates; or (v) any material breach by the Participant of any agreement between the Company or any of its Affiliates, on the one hand, and the Participant on the other. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.
“Change in Control” shall have the meaning as set forth and defined in individual award agreements. Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, the transaction or event with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission or any successor organization.
“Committee” means the Board, except that it shall mean such committee or sub-committee of the Board as may be appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.
“Director” means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Employee or Officer, provided that such person is eligible to receive Awards that may be registered under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations.
“Disability” means either (a) a condition that renders the Participant wholly and continuously disabled for a period of at least two years, to the extent that the Participant is unable to engage in any occupation or perform any work for gainful compensation or profit for which he or she is, or may become, reasonably qualified by education, training or experience; or (b) a condition for which the Participant has obtained a Social Security Administration determination of disability. If a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
“Distribution Equivalent Right” or “DER” means a contingent right to receive an amount in cash at such times as set forth in an Award Agreement or as determined by the Committee, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
“Employee” means an employee of the Company, the Partnership or any of their Affiliates, provided that such employee is eligible to receive Awards that may be registered under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations. The term Employee under this Plan may also include any other individual who may be considered an “employee” under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a Unit means, as of a particular date: (i) if the Units are listed on a national securities exchange, the closing price per Unit on the consolidated transaction reporting system for the principal national securities exchange on which the Units are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported, or, at the discretion of the Committee, any other reasonable and objectively determinable method based on the listed price per Unit which reflects the price prevailing on the exchange at the time of grant; (ii) if the Units are not so listed but are quoted on a national securities market, the closing sales price per Unit reported on such market for such date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported; or (iii) if the Units are not so listed or quoted, the most recent value determined by an independent appraiser appointed by the Company for such purpose. For any determination of Fair Market Value, if the commitment to measure the Fair Market Value is based on the average trading price over a specified period, such period cannot extend more than thirty (30) days before or thirty (30) days after the grant date and such commitment must be irrevocably established for specified Awards before the beginning of such period.
“Officer” means any individual who is appointed or elected to serve as an officer of the Company, the Partnership or any of their Affiliates, provided that such individual is eligible to receive Awards that may be registered under a Registration Statement on Form S-8 (or any successor form) in accordance with applicable Commission or other rules or regulations.
“Option” means an option to purchase Units granted pursuant to 6(a) of the Plan.
“Other Unit-Based Award” means an Award granted pursuant to 6(f) of the Plan.
“Participant” means an Employee, Officer or Director granted an Award under the Plan and any authorized transferee of such individual.
“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
“Plan Year” means the calendar year.

“Profits Interest Unit” means to the extent authorized by the Partnership Agreement, an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Department of Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto.
“Recoupment Provision” means any clawback or recovery provision required by applicable law including United States federal and state securities laws or by any national securities exchange on which the Units of the Partnership are listed or any applicable regulatory requirement, or as set forth in any individual Award Agreement under the Plan.
“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
“Restricted Unit” means a Unit granted pursuant to 6(b) of the Plan that is subject to a Restricted Period.
“Retirement” means termination of employment of an Employee on or after the time at which the Employee either (a) is eligible for retirement under the Marathon Petroleum Retirement Plan or Speedway Retirement Plan, or a successor retirement plan of either, if the Employee is or was a participant in such plan or (b) has attained age 50 and completed ten years of employment with the Partnership, the Company or their Affiliates, as applicable. However, the term Retirement does not include an event following which the Participant remains an Employee. Notwithstanding the foregoing, the term “Retirement” if separately defined in an individual Award Agreement, shall have the meaning as set forth in any such individual Award Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Section 409A” means Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date (as defined in 9 below).
“Service” means service as an Employee, Officer or Director. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service. The Committee, in its sole discretion, subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (a) a termination where there is simultaneous commencement by the Participant of a relationship with the Partnership, the Company or any of their Affiliates as an Employee, Officer or Director or (b) a termination which results in a temporary severance of the Service relationship.
“Substitute Award” means an Award granted pursuant to 6(g) of the Plan.

“Unit” means a common unit of the Partnership.
“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess value may take the form of Units or cash as determined by the Committee.
“Unit Award” means an Award granted pursuant to 6(d) of the Plan.
3. Administration.
(a) The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant and any beneficiary of any Participant.
(b) To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more Officers the authority to grant or amend Awards or to take other administrative actions pursuant to 3(a); provided, however, that in no event shall an Officer be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) Officers (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this 3(b) shall serve in such capacity at the pleasure of the Board and the Committee.

4. Units Available for Awards.
(a) Limits on Units Deliverable. Subject to adjustment as provided in 4(c), the number of Units that will be available to be delivered with respect to Awards under the Plan is 2,750,000 common units. If any Award is forfeited, canceled, exercised, paid or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed upon them under the Plan lapse), the Units subject to such Award shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash. Awards that by their terms do not permit settlement in Units shall not reduce the number of Units available for issuance pursuant to the Plan.
(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate thereof or any other Person, or Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.
(c) Anti-dilution Adjustments.
(i) Equity Restructuring. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.
(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.
5. Eligibility.
In the sole discretion of the Committee, any Employee, Officer or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
6. Awards.
(a) Options and UARs. The Committee shall have the authority to determine the Employees, Officers, and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefore, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Officer or Director.
(i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.
(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise or a “net exercise” through procedures approved by the Company, or any combination of the foregoing methods.
(iii) Exercise of Options and UARs on Termination of Service. Each Option and UAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option or UAR following a termination of the Participant’s Service. Unless otherwise determined by the Committee, if the Participant’s Service is terminated for Cause, the Participant’s right to exercise the Option or UAR shall terminate as of the start of business on the effective date of the Participant’s termination.

Unless otherwise determined by the Committee, to the extent the Option or UAR is not vested and exercisable as of the termination of Service, the Option or UAR shall terminate when the Participant’s Service terminates.
(iv) Term of Options and UARs. The term of each Option and UAR shall be stated in the Award Agreement, provided, that the term shall be no more than ten (10) years from the date of grant thereof.
(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Officers and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.
(i) Payment of Phantom Units. The Committee shall specify in an Award Agreement, or permit the Participant to elect in accordance with the requirements of Section 409A, the conditions and dates or events upon which the cash or Units underlying an Award of Phantom Units shall be issued, which dates or events shall not be earlier than the date on which the Phantom Units vest and become non-forfeitable and which conditions and dates or events shall be subject to compliance with Section 409A (unless the Phantom Units are exempt therefrom).
(ii) Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.
(c) DERs. The Committee shall have the authority to determine the Employees, Officers and/or Directors to whom DERs are granted, whether such DERs are in tandem with other Awards or constitute separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(d) Unit Awards. Awards of Units may be granted under the Plan (i) to such Employees, Officers and/or Directors and in such amounts as the Committee, in its discretion, may select, and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.
(e) Profits Interest Units. Any Award consisting of Profits Interest Units may be granted to an Employee, Officer or Director for the performance of services to or for the benefit of the Partnership (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become non-forfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.
(f) Other Unit-Based Awards/Performance Units. Other Unit-Based Awards may be granted under the Plan to such Employees, Officers and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an Award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement. Without limiting the type or number of Other Unit-Based Awards that may be made under the Plan, any Other Unit-Based Award may be in the form of an Other Unit-Based Award which vests based on performance criteria selected by the Committee (“Performance Units”). Any Award which vests based on performance criteria shall have a minimum performance period of one year from the grant date, provided that the Committee (or its delagate) may provide for earlier vesting following a Change in Control or other specified events involving the Company, or upon a termination of employment by reason of death, Disability or Retirement. Additionally, Employees who are Officers at the time a performance vested Award is made that will settle in full-value Units may be subject to an additional holding period after the performance period ends. The Committee shall set performance criteria in its sole discretion which, depending on the extent to which they are met, may determine the value and/or amount of such performance vested Awards that will be paid out to the Participant and/or the portion of a performance vested Award that may be exercised. Further, the Committee shall have the discretion to adjust the performance goals (either up or down) as well as the level of the performance vested Award that a Participant may earn if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and/or have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, force majeure events, unlawful acts committed against the Company or its property, labor disputes, legal mandates, asset write-downs, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, changes in the capital structure of the Company and extraordinary accounting changes. In addition, performance goals and performance vested Awards shall be calculated without regard to any changes in accounting standards or codifications that may be required by the Financial Accounting Standards Board (or any successor organization) after such performance goals are established.

(g) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Officers or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and securities exchange rules.
(h) General.
(i) Award Agreements. Each Award shall be evidenced in either an individual Award Agreement or within a separate plan, policy, agreement or other written document, which shall reflect any vesting conditions or restrictions imposed by the Committee covering a period of time specified by the Committee and shall also contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including but not limited to applicable Recoupment Provisions. Where signature or electronic acceptance of the Award Agreement by the Participant is required, any such Awards for which the Award Agreement is not signed or electronically accepted within 11 months of the grant date shall be forfeited.
(ii) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding, unvested Awards held by such Participant shall be automatically forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award; provided, that any such waiver shall be effective only to the extent that such waiver will not cause any Award intended to satisfy the requirements of Section 409A to fail to satisfy such requirements.
(iii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iv) Director Awards. The Committee may, in its discretion, provide that Awards granted to Directors shall be granted pursuant to a non-discretionary formula established by the Committee by resolution, subject to the limitations of the Plan. Any such resolution shall set forth the type of Awards to be granted to Directors, the number of Units to be subject to Director Awards, the conditions on which such Awards shall be granted, vest, become exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine in its discretion. The Committee may also establish a written policy for grants to Directors which shall set forth the type and terms of Awards granted to Directors and such policy may be modified by the Committee from time to time in its discretion.

(v) Limits on Transfer of Awards.
(A) Except as provided in paragraph (C) below, each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C) The Committee may provide in an Award Agreement that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions for use of the Registration Statement on Form S-8 (or any successor form) under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement restricting the transfer of such Units.
(vi) Term of Awards. Subject to 6(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee.
(vii) Unit Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to any Participant certificates evidencing Units issued in connection with any Award and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units or other securities of the Partnership delivered under the Plan and all Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.
(viii) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(ix) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
7. Amendment and Termination; Certain Transactions.
Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded:
(a) Amendments to the Plan. Subject to 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain unitholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.
(b) Amendments to Awards. Subject to 7(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant. No Option Award may be repriced, replaced, regranted through cancellation or modified without approval of the unitholders of the Partnership (except as contemplated in 7(c) below), if the effect would be to reduce the exercise price for the Units underlying such Award.
(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in 4(c) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:

(i) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price) and/or the vesting and performance criteria included in, outstanding Awards;
(iv) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event and may also provide, in the Committee’s sole discretion, to pay or substitute the full value of such Award.
(d) Notwithstanding the foregoing, (i) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to ASC Topic 718, the provisions in 4(c) above shall control to the extent they are in conflict with the discretionary provisions of this 7, provided, however, that nothing in 7(c) or 4(c) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this 7 or in 4(c) above; and (ii) no action shall be taken under this 7 which shall cause an Award to result in taxation under Section 409A, to the extent applicable to such Award.
8. General Provisions.
(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their Affiliates, or to remain on the Board, as applicable. Furthermore, the Company, the Partnership and/or an Affiliate thereof may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.
(d) Limitation of Liability. No member of the Board or the Committee or Officer to whom the Board or the Committee has delegated authority in accordance with the provisions of 3 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any Officer in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
(e) No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.
(f) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date (as defined in 9 below), the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the Company or any of their Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the Company or any of their Affiliates have any liability for failing to do so. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4). Notwithstanding any provision of this Plan to the contrary, if a Participant is a “Specified Employee” within the meaning of Section 409A as of the date of such Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A that: (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid as soon as practicable on the first business day next following the earlier of: (1) the date that is six months and one day following the date of termination; or (2) the date of the Participant’s death.
(g) Lock-Up Agreement. Each Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.
(h) Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the

Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s or the Partnership’s obligations with respect to tax equalization for Participants employed outside their home country.
(i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
(j) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(k) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any of their Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate of the Partnership.
(m) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.
(n) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.
(o) No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or the Partnership provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant or other Person.

(p) Non-United States Participants. The Board or Committee may grant Awards to persons outside the United States under such terms and conditions as may, in the judgment of the Board or Committee, as applicable, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, neither the Board nor the Committee may take any actions under this Plan, and no Awards shall be granted, that would violate the Exchange Act, the Code or any other applicable law.
(q) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Partnership, the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.
9. Term of the Plan.
The Plan shall be effective on the date on which the Plan is adopted by the Board (the “Effective Date”) and shall continue until terminated by the Board. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

EXHIBIT C

MPLX LP
2012 INCENTIVE COMPENSATION PLAN
PHANTOM UNIT AWARD AGREEMENT

OFFICER – SEVERANCE

As evidenced by this Award Agreement and under the MPLX LP 2012 Incentive Compensation Plan (the “Plan”), MPLX GP LLC, a Delaware limited liability company (the “Company”), the general partner of MPLX LP, a Delaware limited partnership (the “Partnership”) has granted to [NAME] (the “Participant”), an officer of the Company, on [DATE] (the “Grant Date”), [NUMBER] Phantom Units, with each Phantom Unit representing the right to receive a Unit of the Partnership, subject to the terms and conditions in the Plan and this Award Agreement. The number of Phantom Units awarded is subject to adjustment as provided in the Plan, and the Phantom Units hereby granted are also subject to the following terms and conditions:

1.    Relationship to the Plan. This grant of Phantom Units is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, that have been adopted by the Board. Except as defined in this Award Agreement, capitalized terms shall have the same meanings given to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2.    Vesting and Forfeiture of Phantom Units. The Phantom Units shall vest in full upon Participant’s separation from service (as defined in Section 409A of the Code), except if Participant’s Employment is terminated for Cause (as such term is defined in Participant’s Retention Agreement with Marathon Petroleum Company LP). If Participant’s Employment is terminated for Cause (as such term is defined in Participant’s Retention Agreement with Marathon Petroleum Company LP), the Phantom Units that have not vested as of the date of such termination for Cause shall be immediately and 100% forfeited to the Company.

3.    Dividends and Cash Distributions. During the period of time between the Grant Date and the date the Phantom Units are settled, for any dividends and/or cash distributions from the Partnership on outstanding Units of the Partnership, the Participant shall be credited with the equivalent of all of the dividends and/or cash distributions that would be payable with respect to the Unit of the Partnership represented by each Phantom Unit, including any fractional Phantom Units, then credited to the Participant and the amount related to such credited dividends and/or cash distributions shall be accrued as a credit to the Participant’s account on the date such dividend and/or cash distribution is made. Any additional cash or Phantom Units granted pursuant to this Paragraph 3 shall be subject to the same terms and conditions applicable to the Phantom Units to which these dividend and/or cash distributions relate, including, without limitation, the restrictions on transfer, forfeiture, settlement and distribution provisions contained in this Award Agreement or the Plan.

4.Settlement and Issuance of Units. Subject to the terms of the Plan, all vested amounts payable to the Participant in respect of the Phantom Units, including the issuance of Units of the Partnership pursuant to this Paragraph 4, shall be settled in Units and for cash accruals credited under Paragraph 3 above, in cash, within sixty (60) days following the vesting date. During the period of time between the Grant Date and the date the Phantom Units
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settle, the Phantom Units will be evidenced by a credit to a bookkeeping account evidencing the unfunded and unsecured right of the Participant to receive Units, subject to the terms and conditions applicable to the Phantom Units. Following vesting and upon the settlement date as described above, the Participant shall be entitled to receive a number of Units of the Partnership equal to the total of the number of Phantom Units granted, with any fractional Phantom Units remaining settled in cash. Such Units shall be issued and registered in the name of the Participant. The Participant shall not have the right or be entitled to exercise any voting rights, receive cash distributions or dividends or have or be entitled to any rights as a Partnership unitholder in respect of the Phantom Units until such time as the Phantom Units have vested and been settled and corresponding Units of the Partnership have been issued.

5.Taxes. Pursuant to the applicable provisions of the Plan, the Company or its designated representative shall have the right to withhold applicable taxes from the Units otherwise deliverable to the Participant due to the vesting of Phantom Units pursuant to Paragraph 2, or from other compensation payable to the Participant, at the time of the vesting and delivery of such Units. Because the Participant is an employee of Marathon Petroleum Corporation, the parent corporation of the Company (“MPC”), and provides beneficial services to the Company through Participant’s Employment with MPC, MPC as the employer of Participant shall be the designated representative for purposes of payroll administration of the Award and withholding of applicable taxes at the time of vesting.

6.    Forfeiture or Repayment Resulting from Forfeiture Event.

(a)    If there is a Forfeiture Event either during the Participant’s Employment or within two years after termination of the Participant’s Employment, then the Board may, but is not obligated to, cause all of the Participant’s unvested Phantom Units to be forfeited by the Participant and returned to the Company.

(b)    If there is a Forfeiture Event either during the Participant’s Employment or within two years after termination of the Participant’s Employment, then with respect to Phantom Units granted under this Award Agreement that have vested, the Board may, but is not obligated to, require that the Participant pay to the Company an amount (the “Forfeiture Amount”) up to (but not in excess of) the lesser of (i) the value of such previously vested Phantom Units as of the date such Phantom Units vested or (ii) the value of such previously vested Phantom Units as of the date on which the Board makes a demand for payment of the Forfeiture Amount. Any Forfeiture Amount shall be paid by the Participant within sixty (60) days of receipt from the Company of written notice requiring payment of such Forfeiture Amount.

(c)    This Paragraph 6 shall apply notwithstanding any provision of this Award Agreement to the contrary and is meant to provide the Company with rights in addition to any other remedy which may exist in law or in equity. This Paragraph 6 shall not apply to the Participant following the effective time of a Change in Control.

(d)    Notwithstanding the any other provision of this Award Agreement to the contrary, the Participant agrees that the Company may also require that the Participant repay to the Company any compensation paid to the Participant under this Award Agreement, as is required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder or any other “clawback” provisions as required by law or by the applicable listing standards of the exchange on which the Units of the Partnership are listed for trading.

7.    Nonassignability. Upon the Participant’s death, the Phantom Units credited to the Participant under
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this Award Agreement shall be transferred to the Participant’s estate and upon such transfer settled in Units of the Partnership. Otherwise, the Participant may not sell, transfer, assign, pledge or otherwise encumber any portion of the Phantom Units, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Phantom Units shall have no effect.

8.    Nature of the Grant. Under this Award Agreement, the Participant is subject to the following conditions on the Award:

(a)    this grant of Phantom Units is voluntary and occasional and this Award Agreement does not create any contractual or other right to receive future Awards of Phantom Units, or benefits in lieu of Phantom Units even if Phantom Units have been awarded repeatedly in the past.

9.    No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any subsidiary or successor, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

10.    Modification of Instrument. Any modification of this Award Agreement shall be binding only if evidenced by resolution of the Board of the Company, provided that no modification may, without the consent of the Participant, adversely affect the rights of the Participant hereunder.

11.    Section 409A. This Award is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and administered to meet the requirements of such section. If the Participant is a “specified employee” as determined by the Company in accordance with its established policy, any settlement of Phantom Units granted in this Award Agreement that would be a payment of deferred compensation within the meaning of Section 409A of the Code with respect to the Participant as a result of the Participant’s separation from service as defined under Section 409A of the Code (other than as a result of death) and which would otherwise be paid within six months of the Participant’s separation from service shall be payable on the date that is one day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the date that otherwise complies with the requirements of Section 409A of the Code. In addition, notwithstanding any provision of the Plan or this Award Agreement to the contrary, any settlement of this Award which would be a payment of deferred compensation within the meaning of Section 409A of the Code with respect to the Participant and is a settlement as a result of the Participant’s separation from service in connection with a Change in Control, the term “Change in Control” under the Plan shall mean a change in ownership or change in effective control for purposes of Section 409A of the Code. The payment of Award amounts under this Award Agreement described herein is hereby designated as a “separate payment” for purposes of Section 409A of the Code.

12.    Definitions. For purposes of this Award Agreement:

“Employment” means employment with the Company or any of its subsidiaries or Affiliates including but not limited to MPC and its subsidiaries and Affiliates. For purposes of this Award Agreement, Employment shall also include any period of time during which the Participant is on Disability status. The length of any period of Employment shall be determined by the Company
3

or the subsidiary or Affiliate that either (i) employs the Participant or (ii) employed the Participant immediately prior to the Participant’s termination of Employment.

“Forfeiture Event” means the occurrence of at least one of the following (a) the Company is required, pursuant to a determination made by the Securities and Exchange Commission or by the Board, or an authorized subcommittee of the Board, to prepare a material accounting restatement due to the noncompliance of the Company with any financial reporting requirement under applicable securities laws as a result of misconduct, and the Board determines that (1) the Participant knowingly engaged in the misconduct, (2) the Participant was grossly negligent with respect to such misconduct or (3) the Participant knowingly or grossly negligently failed to prevent the misconduct or (b) the Board concludes that the Participant engaged in fraud, embezzlement or other similar misconduct materially detrimental to the Company.

MPLX GP LLC

By:
Authorized Officer

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EXHIBIT D

MPLX LP
2012 INCENTIVE COMPENSATION PLAN
PHANTOM UNIT AWARD AGREEMENT

OFFICER – GRANT

As evidenced by this Award Agreement and under the MPLX LP 2012 Incentive Compensation Plan (the “Plan”), MPLX GP LLC, a Delaware limited liability company (the “Company”), the general partner of MPLX LP, a Delaware limited partnership (the “Partnership”) has granted to [NAME] (the “Participant”), an officer of the Company, on [DATE] (the “Grant Date”), [NUMBER] Phantom Units, with each Phantom Unit representing the right to receive a Unit of the Partnership, subject to the terms and conditions in the Plan and this Award Agreement. The number of Phantom Units awarded is subject to adjustment as provided in the Plan, and the Phantom Units hereby granted are also subject to the following terms and conditions:

1.    Relationship to the Plan. This grant of Phantom Units is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, that have been adopted by the Board. Except as defined in this Award Agreement, capitalized terms shall have the same meanings given to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2.Vesting and Forfeiture of Phantom Units.

(a)    The Phantom Units shall vest in three cumulative annual installments, as follows:

(i)	one-third of the Phantom Units shall vest on the first anniversary of the Grant Date;

(ii)     an additional one-third of the Phantom Units shall vest on the second anniversary of the     Grant Date; and

(iii)     all remaining Phantom Units shall vest on the third anniversary of the Grant Date;

provided, however, that the Participant must be in continuous Employment from the Grant Date through the applicable vesting date in order for the applicable Phantom Units to vest. If the Employment of the Participant is terminated for any reason (including non-Mandatory Retirement) other than one listed in subparagraph (b)(i) – (iv) of this Paragraph 2, any Phantom Units that have not vested as of the date of such termination of Employment shall be immediately and 100% forfeited to the Company.

(b)    The Phantom Units shall immediately vest in full, irrespective of the limitations set forth in subparagraph (a) above, upon the events set out below, provided such termination of Participant’s Employment constitutes a separation from service (within the meaning of Section 409A of the Code):

(i)	termination of the Participant’s Employment due to death;
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(ii)	termination of the Participant’s Employment due to Mandatory Retirement;

(iii)
termination of Participant’s Employment upon the forced relocation of Participant’s principal place of Employment to a location more than 50 miles from Participant’s then-current principal place of Employment; or

(iv)	Participant’s Qualified Termination provided that as of such Qualified Termination the Participant has been in continuous Employment since the Grant Date.

3.    Dividends and Cash Distributions. During the period of time between the Grant Date and the date the Phantom Units are settled, for any dividends and/or cash distributions from the Partnership on outstanding Units of the Partnership, the Participant shall be credited with the equivalent of all of the dividends and/or cash distributions that would be payable with respect to the Unit of the Partnership represented by each Phantom Unit, including any fractional Phantom Units, then credited to the Participant and the amount related to such credited dividends and/or cash distributions shall be accrued as a credit to the Participant’s account on the date such dividend and/or cash distribution is made. Any additional cash or Phantom Units granted pursuant to this Paragraph 3 shall be subject to the same terms and conditions applicable to the Phantom Units to which these dividend and/or cash distributions relate, including, without limitation, the restrictions on transfer, forfeiture, settlement and distribution provisions contained in this Award Agreement or the Plan.

4.Settlement and Issuance of Units. Subject to the terms of the Plan, all vested amounts payable to the Participant in respect of the Phantom Units, including the issuance of Units of the Partnership pursuant to this Paragraph 4, shall be settled in Units and for cash accruals credited under Paragraph 3 above, in cash, within sixty (60) days following the vesting date or as soon as reasonably practicable following the date on which such Phantom Units vest, but in no event later than March 15 of the year after the year in which the Phantom Units vest. During the period of time between the Grant Date and the date the Phantom Units settle, the Phantom Units will be evidenced by a credit to a bookkeeping account evidencing the unfunded and unsecured right of the Participant to receive Units, subject to the terms and conditions applicable to the Phantom Units. Following vesting and upon the settlement date as described above, the Participant shall be entitled to receive a number of Units of the Partnership equal to the total of the number of Phantom Units granted, with any fractional Phantom Units remaining settled in cash. Such Units shall be issued and registered in the name of the Participant. The Participant shall not have the right or be entitled to exercise any voting rights, receive cash distributions or dividends or have or be entitled to any rights as a Partnership unitholder in respect of the Phantom Units until such time as the Phantom Units have vested and been settled and corresponding Units of the Partnership have been issued.

5.Taxes. Pursuant to the applicable provisions of the Plan, the Company or its designated representative shall have the right to withhold applicable taxes from the Units otherwise deliverable to the Participant due to the vesting of Phantom Units pursuant to Paragraph 2, or from other compensation payable to the Participant, at the time of the vesting and delivery of such Units. Because the Participant is an employee of Marathon Petroleum Corporation, the parent corporation of the Company (“MPC”), and provides beneficial services to the Company through Participant’s Employment with MPC, MPC as the employer of Participant shall be the designated representative for purposes of payroll administration of the Award and withholding of applicable taxes at the time of vesting.
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6.    Forfeiture or Repayment Resulting from Forfeiture Event.

(a)    If there is a Forfeiture Event either during the Participant’s Employment or within two years after termination of the Participant’s Employment, then the Board may, but is not obligated to, cause all of the Participant’s unvested Phantom Units to be forfeited by the Participant and returned to the Company.

(b)    If there is a Forfeiture Event either during the Participant’s Employment or within two years after termination of the Participant’s Employment, then with respect to Phantom Units granted under this Award Agreement that have vested, the Board may, but is not obligated to, require that the Participant pay to the Company an amount (the “Forfeiture Amount”) up to (but not in excess of) the lesser of (i) the value of such previously vested Phantom Units as of the date such Phantom Units vested or (ii) the value of such previously vested Phantom Units as of the date on which the Board makes a demand for payment of the Forfeiture Amount. Any Forfeiture Amount shall be paid by the Participant within sixty (60) days of receipt from the Company of written notice requiring payment of such Forfeiture Amount.

(c)    This Paragraph 6 shall apply notwithstanding any provision of this Award Agreement to the contrary and is meant to provide the Company with rights in addition to any other remedy which may exist in law or in equity. This Paragraph 6 shall not apply to the Participant following the effective time of a Change in Control.

(d)    Notwithstanding the any other provision of this Award Agreement to the contrary, the Participant agrees that the Company may also require that the Participant repay to the Company any compensation paid to the Participant under this Award Agreement, as is required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder or any other “clawback” provisions as required by law or by the applicable listing standards of the exchange on which the Units of the Partnership are listed for trading.

7.    Nonassignability. Upon the Participant’s death, the Phantom Units credited to the Participant under this Award Agreement shall be transferred to the Participant’s estate and upon such transfer settled in Units of the Partnership. Otherwise, the Participant may not sell, transfer, assign, pledge or otherwise encumber any portion of the Phantom Units, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Phantom Units shall have no effect.

8.    Nature of the Grant. Under this Award Agreement, the Participant is subject to the following conditions on the Award:

(a)    this grant of Phantom Units is voluntary and occasional and this Award Agreement does not create any contractual or other right to receive future Awards of Phantom Units, or benefits in lieu of Phantom Units even if Phantom Units have been awarded repeatedly in the past.

9.    No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any subsidiary or successor, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
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10.    Modification of Instrument. Any modification of this Award Agreement shall be binding only if evidenced by resolution of the Board of the Company, provided that no modification may, without the consent of the Participant, adversely affect the rights of the Participant hereunder.

11.    Officer Holding Requirement. Participant agrees that any Units of the Partnership received by the Participant in settlement of this Award shall be subject an additional holding period of one year from the date on which the Award is settled, during which holding period such Units (net of any Units of the Partnership used to satisfy the applicable tax withholding requirements) may not be sold or transferred by the Participant. This holding requirement shall cease to apply upon the death, retirement or other separation from service of the Participant during the holding period.

12.    Section 409A. This Award is intended to comply with or be exempt from the requirements of Section 409A of the Code. Notwithstanding the foregoing, if the Participant is a “specified employee” as determined by the Company in accordance with its established policy, any settlement of Awards in this Award Agreement which would be a payment of deferred compensation within the meaning of Section 409A of the Code with respect to the Participant as a result of the Participant’s separation from service as defined under Section 409A of the Code (other than as a result of death) and which would otherwise be paid within six months of the Participant’s separation from service shall be payable on the date that is one day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the date that otherwise complies with the requirements of Section 409A of the Code. In addition, notwithstanding any provision of the Plan or this Award Agreement to the contrary, any settlement of the Phantom Units granted in this Award Agreement that would be a payment of deferred compensation within the meaning of Section 409A of the Code with respect to the Participant and is a settlement as a result of the Participant’s separation from service in connection with a Change in Control, the term “Change in Control” under the Plan shall mean a change in ownership or change in effective control for purposes of Section 409A of the Code. The payment of Award amounts under this Award Agreement described herein is hereby designated as a “separate payment” for purposes of Section 409A of the Code.

13.    Definitions. For purposes of this Award Agreement:

“Employment” means employment with the Company or any of its subsidiaries or Affiliates including but not limited to MPC and its subsidiaries and Affiliates. For purposes of this Award Agreement, Employment shall also include any period of time during which the Participant is on Disability status. The length of any period of Employment shall be determined by the Company or the subsidiary or Affiliate that either (i) employs the Participant or (ii) employed the Participant immediately prior to the Participant’s termination of Employment.

“Forfeiture Event” means the occurrence of at least one of the following (a) the Company is required, pursuant to a determination made by the Securities and Exchange Commission or by the Board, or an authorized subcommittee of the Board, to prepare a material accounting restatement due to the noncompliance of the Company with any financial reporting requirement under applicable securities laws as a result of misconduct, and the Board determines that (1) the Participant knowingly engaged in the misconduct, (2) the Participant was grossly negligent with respect to such
4

misconduct or (3) the Participant knowingly or grossly negligently failed to prevent the misconduct or (b) the Board concludes that the Participant engaged in fraud, embezzlement or other similar misconduct materially detrimental to the Company.

“Mandatory Retirement” means termination of Employment as a result of the Company’s policy, if any, in effect at the time of the Grant Date, requiring the mandatory retirement of officers and/or other employees upon reaching a certain age or milestone.

“Qualified Termination” for purposes of this Award Agreement shall have the same definition as under the Marathon Petroleum Corporation Amended and Restated Executive Change in Control Severance Benefits Plan (the “CIC Plan”), as in effect on the Grant Date, and such definition and associated terms are hereby incorporated into this Award Agreement by reference. Notwithstanding the definition of a “Change in Control” under the terms of the CIC Plan, for purposes of this Award Agreement such Change in Control for purposes of determining whether a separation from service is a Qualified Termination shall include a Change in Control of either MPC, as the direct employer of the Participant, or a Change in Control of the Partnership, as the issuer of the Award.

MPLX GP LLC

By:
Authorized Officer

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EXHIBIT E

MARATHON PETROLEUM CORPORATION
2012 INCENTIVE COMPENSATION PLAN
1. Objectives. This Marathon Petroleum Corporation 2012 Incentive Compensation Plan (this “Plan”) is adopted by Marathon Petroleum Corporation (the “Corporation”) in order to retain employees and directors with a high degree of training, experience and ability; to attract new employees and directors whose services are considered particularly valuable; to encourage the sense of proprietorship of such persons; and to promote the active interest of such persons in the development and financial success of the Corporation and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in, and alignment with, the growth and performance of the Corporation and its Subsidiaries.
2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Administrator” means: (i) with respect to Employee Awards, the Committee, and (ii) with respect to Director Awards, the Board.
“Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).
“Award” means an Employee Award or a Director Award.
“Award Agreement” means any Employee Award Agreement or Director Award Agreement.
“Board” means the Board of Directors of the Corporation.
“Cash Award” means an award denominated in cash.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board and any successor committee to the Compensation Committee, as may be designated by the Board to administer this Plan in whole or in part.
“Common Stock” means Marathon Petroleum Corporation common stock, par value $.01 per share.
“Corporation” has the meaning set forth in paragraph 1 hereof.
“Director Award” means any Non-qualified Stock Option, Stock Appreciation Right, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Board may establish in order to fulfill the objectives of the Plan.
“Director Award Agreement” means an individual or common agreement contained within a separate plan document (in written or electronic form) setting forth the terms, conditions, and limitations applicable to a Director Award, to the extent the Board determines such agreement is necessary.
“Disability” means either (a) a condition that renders the Participant wholly and continuously disabled for a period of at least two years, to the extent that the Participant is unable to engage in any occupation or perform any work for gainful compensation or profit for which they are, or may become, reasonably qualified by education, training or experience; or (b) a condition for which the Participant has obtained a Social Security determination of disability.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.
“Employee” means an employee of the Corporation or any of its Subsidiaries or an individual who has agreed to become an employee of the Corporation or any of its Subsidiaries and actually becomes an employee within the following six months. However, the term “Employee” shall not include any individual who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.
“Employee Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) that the Committee may establish in order to fulfill the objectives of the Plan.
“Employee Award Agreement” means an agreement (in written or electronic form) setting forth the terms, conditions and limitations applicable to an Employee Award, to the extent the Committee determines such agreement is necessary or advisable.
“Equity Award” means any Option, Stock Appreciation Right, Stock Award or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.
“Executive Officer” means a “covered employee” within the meaning of Code § 162(m)(3) or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limits of Code § 162(m).
“Fair Market Value” of a share of Common Stock means, as of a particular date: (i) if Common Stock is listed on a national securities exchange, the closing price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported, or, at the discretion of the Administrator, any other reasonable and objectively determinable method based on the listed price per share which reflects the price prevailing on the exchange at the time of grant; (ii) if Common Stock is not so listed but is quoted on a national securities market, the closing sales price per share of Common Stock reported on such market for such date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported; or (iii) if Common Stock is not so listed or quoted, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose. For any determination of Fair Market Value, if the commitment to measure the Fair Market Value is based on the average trading price over a specified period, such period cannot extend more than 30 days before or 30 days after the grant date and such commitment must be irrevocably established for specified awards before the beginning of such period.
“Grant Date” means the effective date of the grant of an Award to a Participant pursuant to the Plan, which may be later than but shall never be earlier than the date on which the Committee (or its delegate) met or otherwise took action to effect the grant of such Award.
“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.
“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code § 422.
“Non-Employee Director” means an individual serving as a member of the Board who is not then an Employee of the Corporation or any of its Subsidiaries.

“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price.
“Participant” means an Employee or Non-Employee Director to whom an Award has been granted under this Plan.
“Performance Award” means an Award made pursuant to this Plan, which Award is subject to the attainment of one or more Performance Goals.
“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
“Plan” has the meaning set forth in paragraph 1 hereof.
“Recoupment Provision” means any clawback or recovery provision required by applicable law including United States federal and state securities laws or by any national securities exchange on which the Common Stock of the Corporation is listed or any applicable regulatory requirement.
“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.
“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions.
“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.
“Restriction Period” means a period of time beginning on the Grant Date of an Award of Restricted Stock or Restricted Stock Unit Award and ending on the date upon which the Common Stock subject to such Award, or equivalent value, is issued (if not previously issued), paid or is no longer restricted or subject to forfeiture provisions.
“Retirement” means termination of employment of an Employee on or after the time at which the Employee either (a) is eligible for retirement under the Marathon Petroleum Retirement Plan, or a successor retirement plan or (b) has attained age 50 and completed ten years of employment with the Corporation or its Subsidiaries, as applicable. However, the term Retirement does not include an event where immediately following which the Participant remains an Employee.
“Stock Appreciation Right” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.
“Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock.
“Subsidiary” means: (i) in the case of a corporation, a “subsidiary corporation” of the Corporation as defined in Code § 424(f); and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Corporation directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests, or otherwise).

3. Eligibility. All Employees are eligible for Employee Awards under this Plan in the sole discretion of the Committee. All Non-Employee Directors of the Corporation are eligible for Director Awards under this Plan in the sole discretion of the Board.
4. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 50 million shares of Common Stock. No more than 20 million shares of Common Stock may be the subject of Awards that are not Options or Stock Appreciation Rights. In the sole discretion of the Committee, 20 million shares of Common Stock may be granted as Incentive Stock Options.
(a) In connection with the granting of an Option or other Award, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled Stock Appreciation Rights, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the full number of Stock Appreciation Rights granted, and the number of shares of Common Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the Stock Appreciation Rights and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the Stock Appreciation Rights is less than the full number of Stock Appreciation Rights exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.
(b) Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Common Stock available for issuance under this Plan.
(c) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be increased by the number of shares of Common Stock allocable to the expired, forfeited, cancelled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.
(d) Shares of Common Stock delivered under the Plan in settlement of an Award issued or made: (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity; or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity, shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholders approval requirements of the New York Stock Exchange for equity compensation plans applies.
(e) Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.
Consistent with the requirements specified in this paragraph 4, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against this Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Committee and the appropriate officers of the Corporation shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.
(a) Authority of the Committee. Subject to the terms of this Plan the Committee shall have the full and exclusive power and authority to administer this Plan with respect to Employee Awards and to take all actions that are specifically contemplated by this Plan or are necessary or appropriate in connection with the administration of this Plan. The Committee shall also have the full and exclusive authority to interpret this Plan and outstanding Employee Award Agreements and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate and the authority to amend this plan without further shareholder approval: (i) to comply with applicable law including United States federal and state securities laws or by any national securities exchange on which the common stock of the Corporation is listed or any applicable regularity requirements, or (ii) in any manner that is not considered to be a material revision of the Plan requiring shareholder approval. Amendments pursuant to this paragraph are permitted only to the extent that such amendments do not adversely affect the rights of any Participant under any Award previously granted to such Participant without the consent of such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan or any Employee Award Agreement shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned. All decisions and selections made by the Committee pursuant to the provisions of this Plan shall be made by a majority of its members unless subject to the Committee’s delegation of authority pursuant to paragraph 6 herein. The powers of the Committee shall include the authority (within the limitations described in this Plan):

•	to determine the time when Employee Awards are to be granted and any conditions that must be satisfied before an Employee Award is granted;

•	except as otherwise provided in paragraphs 7(a) and 12, to modify the terms of Employee Awards made under this Plan; and

•	to determine the guidelines and/or procedures for the payment or exercise of Employee Awards.
(b) Limitation of Liability. No member of the Board or the Committee or officer of the Corporation to whom the Board or the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
(c) Authority of the Board. The Board shall have the same powers, duties and authority to administer and interpret the Plan and all Director Awards outstanding under the Plan as the Committee retains with respect to Employee Awards, as described above.
(d) Prohibition on Repricing of Awards. No Option or Stock Appreciation Right may be repriced, replaced, regranted through cancellation or modified without shareholders approval (except as contemplated in paragraph 14 of this Plan), if the effect would be to reduce the exercise price for the shares underlying such Option or Stock Appreciation Right.
(e) Prohibition on Buy-out of Awards. No Option or Stock Appreciation Right may be bought back with cash without shareholder approval.
6. Delegation of Authority. The Committee may delegate to a subcommittee, the Chief Executive Officer or other senior officers of the Corporation, or to another committee of the Board, its duties or authority under this Plan with respect to Employee Awards, subject to such conditions or limitations as the Committee may establish; provided, however, that to the extent the Committee determines that it is necessary or desirable to exempt compensation payable under this Plan from the deduction limits of Code §162(m), the Committee will carry out such duties as may be required under Code § 162(m). The Board may delegate to the Committee or to another committee of the Board, its administrative functions under this Plan with respect to Director Awards subject to such conditions or limitations as the Board may establish. The Committee or the Board or their delegates, as applicable, may engage or authorize engagement of a third party administrator to carry out administrative functions under the Plan.
7. Employee Awards.
(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Employee Awards. Each Employee Award shall be evidenced in either an individual Employee Award Agreement or within a separate plan, policy, agreement or other written document, which shall reflect any vesting conditions or restrictions imposed by the Committee covering a period of time specified by the Committee and shall also contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including but not limited to applicable Recoupment Provisions. Where signature or electronic acceptance by the recipient of an award of the Employee Award Agreement is required, any such awards for which the Employee Award Agreement is not signed or electronically accepted within 11 months of the grant date shall be forfeited. Employee Awards may consist of those listed in this paragraph 7(a) and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Corporation or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 14 hereof, without shareholders approval, no Option or Stock Appreciation Right may be issued in exchange for the cancellation of an Option or Stock Appreciation Right with a higher exercise price nor may the exercise price of any Option or Stock Appreciation Right be reduced. No Option or Stock Appreciation Right may include provisions that “reload” or “recycle” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond ten years from its Grant Date. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Corporation and its Subsidiaries and achievement of specific Performance Goals. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Awards shall be treated as set forth in the applicable Employee Award Agreement.
(i) Option. An Employee Award may be in the form of an Option. An Option awarded to an Employee pursuant to this Plan may consist of an Incentive Stock Option or a Non-Qualified Stock Option and will be designated accordingly at the time of grant. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed ten years from the Grant Date.
(ii) Stock Appreciation Right. An Employee Award may be in the form of a Stock Appreciation Right. The Grant Price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any Stock Appreciation Right which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date. However, (i) the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation or upon an Employee’s termination of employment by reason of death, Disability or Retirement; and (ii) vesting of a Stock Appreciation Right may occur incrementally over the three-year minimum Restricted Period, provided no portion of any Stock Appreciation Right Award will have a Restriction Period of less than one year. The term of a Stock Appreciation Right shall not exceed ten years from the Grant Date.
(iii) Restricted Stock. An Employee Award may be in the form of Restricted Stock. Any Restricted Stock awarded which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that: (i) the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation or upon an Employee’s termination of employment by reason of death, Disability or Retirement; (ii) vesting of a Restricted Stock Award may occur incrementally over the three-year minimum Restricted Period, provided no portion of any Restricted Stock Award will have a

Restriction Period of less than one year; and (iii) no more than three percent (3%) of the total awards authorized under this Plan shall be available and are permitted to be granted to executives with shorter vesting periods than one year. Additionally employees who are officers at the time a Restricted Stock Award is made will have an additional one year holding after the end of the Restriction Period before such shares (net of shares used to satisfy applicable tax withholding) may be sold.
(iv) Restricted Stock Unit Award. An Employee Award may be in the form of a Restricted Stock Unit Award. Any Restricted Stock Unit Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that: (i) the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation or upon an Employee’s termination of employment by reason of death, Disability or Retirement; (ii) vesting of a Restricted Stock Unit Award may occur incrementally over the three-year minimum Restricted Period, provided, no portion of any Restricted Stock Unit Award will have a Restriction Period of less than one year; and (iii) no more than three percent (3%) of the total awards authorized under this plan shall be available and are permitted to be granted with shorter vesting periods than one year to executives. Additionally employees who are officers at the time a Restricted Stock Unit Award is made that will settle in full-value shares will have an additional one year holding after the end of the Restriction Period before such shares (net of shares used to satisfy applicable tax withholding) may be sold.
(v) Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to acceptance of the Award Agreement, the Participant shall become a shareholder of the Corporation with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.
(vi) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee (or its designee) may provide for earlier vesting following a change of control or other specified events involving the Corporation, or upon a termination of employment by reason of death, Disability or Retirement. Additionally employees who are officers at the time a Performance Award that will settle in full-value shares is made will have an additional one year holding after the Performance Period ends and the Performance Award is settled before such shares may be sold. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, may determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of a Performance Award that may be exercised. A Performance Goal may include one or more of the following and need not be the same for each Participant:

•
revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and amortization, earnings before interest and taxes and economic value added);

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);

•
operating measures (which include refinery throughput, mechanical availability, productivity, operating income, funds from operations, product quality, cash from operations, after-tax operating income, market share, margin and sales volumes);

•	margins (which include crack spread measures);

•	refined product measures;

•	cash management and cash flow measures (which include net cash flow from operating activities, working capital, receivables management and related customer terms);

•
liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, improvement in or attainment of working capital levels and free cash flow);

•	leverage measures (which include debt-to-equity ratio, debt reduction and net debt);

•
market measures (which include market share, stock price, growth measure, total shareholders return, share price performance, return on equity, return on invested capital and return on assets and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value and sustainability measures (which include compliance, safety, environmental and personnel matters);

•
project completion measures (which may include measures regarding whether interim milestones regarding budgets and deadlines are met, as well as whether projects are completed on time and on or under budget);

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and
Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee, or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Awards, this Plan is intended to conform with Code § 162(m), including, without limitation, Treasury Regulations § 1.162-27(e), as to grants pursuant to this subsection and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. The Committee may also substitute a Performance Goal or peer company(ies) during a measurement period or eliminate them and reallocate such weighting to the remaining Performance Goals if it concludes that the original goal(s) cannot be accurately measured or are no longer valid. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards intended to qualify as performance-based compensation for purposes of Code § 162(m) shall be determined by the Committee to the extent required by Code § 162(m).
The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and/or have unduly influenced the Corporation’s ability to meet them, including without limitation, events such as material acquisitions, force majeure events, unlawful acts committed against the Corporation or its property, labor disputes, legal mandates, asset write-downs, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, changes in the capital structure of the Corporation and extraordinary accounting changes; provided, however, that Performance Awards granted to Executive Officers shall be adjusted only to the extent permitted under Code § 162(m). In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards or codifications that may be required by the Financial Accounting Standards Board after such Performance Goals are established.
(vii) Notwithstanding anything to the contrary contained in this Plan, no Participant who is an Employee may be granted, during any one-year period, Employee Awards collectively consisting of: (i) Options or Stock Appreciation Rights that are exercisable for more than 6 million shares of Common Stock; or (ii) Stock Awards covering or relating to more than 2 million shares of Common Stock (the limitation in clauses (i) and (ii) being collectively referred to as the “Stock-based Awards Limitations”). No Plan Participant who is an Employee may be granted Employee Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $20 million.
(viii) Cash Awards. An Employee Award may be in the form of a Cash Award. The criteria used to make such awards are the same as identified in paragraph 7(a)(vi) with the addition of subjective group, team or individual goals aligned to business results. Performance criteria and peer groups related to Cash Award payments may also be adjusted as provided for in paragraph 7(a)(vi).
8. Director Awards.
(a) The Board shall determine the type or types of Director Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Director Awards. Each Director Award shall be evidenced in either an individual Director Award Agreement, a common document including but not limited to a separate plan, policy, agreement or other written document, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion, and may be signed by an Authorized Officer on behalf of the Corporation. Director Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Director Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Corporation or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 14 hereof, without shareholders approval, no Option or Stock Appreciation Right may be issued in exchange for the cancellation of an Option or Stock Appreciation Right with a higher exercise price nor may the exercise price of any Option or Stock Appreciation Right be reduced without shareholder approval. No Option or Stock Appreciation Right may include provisions that “reload” or “recycle” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond ten years from its Grant Date. All or part of a Director Award may be subject to conditions established by the Board, which may include, but are not limited to, continuous service with the Corporation and its Subsidiaries and achievement of specific Performance Goals. Upon the termination of service by a Participant who is a Director, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Director Award Agreement.
(i) Option. A Director Award may be in the form of an Option. An Option awarded to a Director pursuant to this Plan shall be a Non-Qualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed ten years from the Grant Date.
(ii) Stock Appreciation Right. A Director Award may be in the form of a Stock Appreciation Right. The Grant Price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The term of a Stock Appreciation Right shall not exceed ten years from the Grant Date.
(iii) Stock Award. A Director Award may be in the form of a Stock Award. Terms, conditions and limitations applicable to a Stock Award granted to a Non-Employee Director pursuant to this Plan shall be determined by the Board.
(iv) Restricted Stock Unit Award. A Director Award may be in the form of a Restricted Stock Unit Award. Terms, conditions and limitations applicable to a Restricted Stock Unit Award granted to a Non-Employee Director pursuant to this Plan shall be determined by the Board.
(v) Cash Awards. A Director Award may be in the form of a Cash Award.

(vi) Performance Award. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Terms, conditions and limitations applicable to any Performance Award granted to a Non-Employee Director pursuant to this Plan shall be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, may determine the value and/or amount of Performance Awards that will be paid out to the Non-Employee Directors.
9. Award Payment; Dividends; Substitution; Fractional Shares.
(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, such shares may be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable to such shares. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Administrator may determine.
(b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.
(c) Fractional Shares. No fractional shares shall be issued or delivered pursuant to any Award under this Plan. The Administrator shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
10. Stock Option and Stock Appreciation Right Exercise. The Grant Price of an Option or Stock Appreciation Right shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Administrator, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. Subject to applicable law, Options or Stock Appreciation Rights may also be exercised through “cashless exercise” procedures approved by the Administrator.
11. Taxes. The Corporation or its third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Administrator may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued at Fair Market Value on the date when the tax withholding is required to be made.
12. Amendment, Modification, Suspension or Termination. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant; and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Corporation to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of any exchange on which the Common Stock is listed. Notwithstanding the foregoing, no amendment may cause an Option or Stock Appreciation Right to be repriced, replaced, bought back, regranted through cancellation or modified without shareholder approval (except as provided in paragraph 14), if the effect of such amendment would be to reduce the exercise price for the shares underlying such Option or Stock Appreciation Right.
13. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.
14. Adjustments.
(a) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred, or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) Except as provided in this Plan, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.
(c) If the Corporation shall effect a subdivision or consolidation of shares or other capital adjustments, adoption of any plan of exchange affecting Common Stock, a distribution to holders of Common Stock of securities or other property (other than normal cash dividends), the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation in money, services or property, then (i) the number of shares of Common Stock subject to this Plan, (ii) the Stock-based Awards Limitations, (iii) the number of shares of Common Stock covered by outstanding Awards, (iv) the Grant Prices of all outstanding Awards, and (v) the appropriate Fair Market Values determined for such Awards shall each be adjusted proportionately by the Board as appropriate to reflect such transaction.
(d) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion: (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code § 424(a) applies; (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award; or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the exercise price of such Award. For the avoidance of doubt, if the exercise price is less than Fair Market Value the Option or Stock Appreciation Right may be canceled for no consideration.
(e) Notwithstanding the foregoing: (i) any adjustments made pursuant to this paragraph 14 to Awards that are considered “deferred compensation” within the meaning of Code § 409A shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Code § 409A and (ii) any adjustments made pursuant to this paragraph 14 to Awards that are not considered “deferred compensation” subject to Code § 409A shall be made in such a manner intended to ensure that after such adjustment, the Awards either: (A) continue not to be subject to Code § 409A; or (B) do not result in accelerated or additional tax to a Participant pursuant to Code § 409A.

15. Restrictions. No Common Stock or other form of payment shall be issued and no payment shall be made with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with the rules of any securities exchange on which the Common Stock is listed and applicable laws, including United States federal and state securities laws. Certificates (if any) or other writings evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates or other writings to make appropriate reference to such restrictions.
16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
17. Code Section 409A. This Plan is intended to provide compensation which is exempt from or which complies with Code § 409A, and ambiguous provisions of this Plan or any Award Agreement, if any, shall be construed in a manner that would cause Awards to be compliant with or exempt from the application of Code § 409A, as appropriate. For purposes of Code § 409A, each payment under this Plan shall be deemed to be a separate payment. To the extent that it is determined that an Award will be subject to Code § 409A additional provisions, terms and conditions will apply as necessary to comply with Code § 409A and will be reflected in the applicable Employee Award Agreement and such terms will govern with respect to that Award notwithstanding any provision of this Plan to the contrary.
Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Code § 409A as of the date of such Participant’s termination of employment and the Corporation determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Code § 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Code § 409A which: (i) are subject to the provisions of Code § 409A; (ii) are not otherwise excluded under Code § 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid as soon as practicable the first business day next following the earlier of: (1) the date that is six months and one day following the date of termination; or (2) the date of the Participant’s death.
18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.
19. No Right to Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation or any Subsidiary.

20. Successors. All obligations of the Corporation under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Corporation.
21. Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Corporation to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Corporation may endeavor to: (i) qualify a Performance Award for favorable United States or foreign tax treatment; or (ii) avoid adverse tax treatment (e.g., under Code § 409A), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.
22. Non-United States Participants. The Board or Committee may grant Awards to persons outside the United States under such terms and conditions as may, in the judgment of the Board or Committee, as applicable, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, neither the Board nor the Committee may take any actions under this Plan, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, the Code or any other applicable law.
23. Effectiveness. Subject to shareholder approval, this Plan is effective April 25, 2012. This Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Corporation first approved this Plan, which was April 25, 2012, unless sooner terminated by action of the Board.

EXHIBIT F

MARATHON PETROLEUM CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

OFFICER – 3-YEAR CLIFF VESTING

As evidenced by this Award Agreement and under the Marathon Petroleum Corporation 2012 Incentive Compensation Plan (the “Plan”), Marathon Petroleum Corporation (the “Corporation”) has granted to [NAME] (the “Participant”), an employee of the Corporation or a Subsidiary, on [DATE] (the “Grant Date”), [NUMBER] shares of Restricted Stock (“Restricted Shares”). The number of Restricted Shares awarded is subject to adjustment as provided in the Plan, and the Restricted Shares are subject to the following terms and conditions:

1.    Relationship to the Plan. This grant of Restricted Shares is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, that have been adopted by the Committee. Except as otherwise defined in this Award Agreement, capitalized terms shall have the same meanings given to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2.	Vesting and Forfeiture of Restricted Shares.

(a)    The Restricted Shares shall vest on the third anniversary of the Grant Date; provided, however, that the Participant must be in continuous Employment from the Grant Date through the vesting date in order for the Restricted Shares to vest. If the Employment of the Participant is terminated for any reason (including non-Mandatory Retirement) other than one listed in subparagraph (b)(i) – (iv) of this Paragraph 2, any Restricted Shares that have not vested as of the date of such termination of Employment shall be immediately and 100% forfeited to the Corporation.

(b)    The Restricted Shares shall immediately vest in full, irrespective of the limitations set forth in subparagraph (a) of this Paragraph 2, upon the events set out below:

i.	termination of the Participant’s Employment due to death;

ii.
Participant’s “separation from service” (within the meaning of Section 409A of the Code) upon the forced relocation of Participant’s principal place of employment to a location more than 50 miles from Participant's then-current principal place of employment;

iii.	termination of the Participant’s Employment due to Mandatory Retirement; or

iv.	Participant’s Qualified Termination provided that as of such Qualified Termination the Participant has been in continuous Employment since the Grant Date.

3.    Issuance of Shares. Effective as of the Grant Date, the Committee or its designated representative shall cause a number of shares of Common Stock equal to the number of Restricted Shares to be issued and registered in the Participant’s name, subject to the conditions and restrictions set forth in this Award Agreement and the Plan.
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Such issuance and registration shall be evidenced by an entry on the registry books of the Corporation. Any book entries evidencing the Restricted Shares shall carry or be endorsed with a legend referring to the conditions and restrictions set forth in this Award Agreement and the Plan. The Participant shall not be entitled to release of the restrictions on the book entry evidencing such Restricted Shares for any portion of the Restricted Shares unless and until the related Restricted Shares have vested pursuant to Paragraph 2. In the event the Restricted Shares are forfeited in full or in part, the Participant hereby consents to the relinquishment of the forfeited Restricted Shares theretofore issued and registered in the Participant’s name to the Corporation at that time.

4.     Forfeiture or Repayment Resulting from Forfeiture Event.

(a)    If there is a Forfeiture Event either during the Participant’s Employment or within two years after termination of the Participant’s Employment, then the Committee may, but is not obligated to, cause all of the Participant’s unvested Restricted Shares to be forfeited by the Participant and returned to the Corporation.

(b)    If there is a Forfeiture Event either during the Participant’s Employment or within two years after termination of the Participant’s Employment, then with respect to Restricted Shares granted under this Award Agreement that have vested, the Committee may, but is not obligated to, require that the Participant pay to the Corporation an amount (the “Forfeiture Amount”) up to (but not in excess of) the lesser of (i) the value of such previously vested Restricted Shares as of the date such shares vested or (ii) the value of such previously vested Restricted Shares as of the date on which the Committee makes a demand for payment of the Forfeiture Amount. Any Forfeiture Amount shall be paid by the Participant within sixty (60) days of receipt from the Corporation of written notice requiring payment of such Forfeiture Amount.

(c)    This Paragraph 4 shall apply notwithstanding any provision of this Award Agreement to the contrary and is meant to provide the Corporation with rights in addition to any other remedy which may exist in law or in equity. This Paragraph 4 shall not apply to the Participant following the effective time of a Change in Control.

(d)    Notwithstanding the foregoing or any other provision of this Award Agreement to the contrary, the Participant agrees that the Corporation may also require that the Participant repay to the Corporation any compensation paid to the Participant under this Award Agreement, as is required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder or any other “clawback” provisions as required by law or by the applicable listing standards of the exchange on which the Common Stock is listed for trading.

5.    Taxes. Pursuant to the applicable provisions of the Plan, the Corporation or its designated representative shall have the right to withhold applicable taxes from the shares of Common Stock otherwise deliverable to the Participant due to the vesting of Restricted Shares pursuant to this Award Agreement, or from other compensation payable to the Participant, at the time of the vesting and delivery of such shares.

6.    Shareholder Rights. Unless and until the Restricted Shares are forfeited, the Participant shall have the rights of a shareholder with respect to the Restricted Shares as of the Grant Date, including the right to vote the Restricted Shares and the right to receive dividends. The Participant hereby consents to receiving any dividends on the unvested Restricted Shares through the Corporation’s payroll and, accordingly, directs the Corporation’s transfer agent to pay such dividends to the Corporation on his or her behalf.

7.    Nonassignability. Upon the Participant’s death, the Restricted Shares shall be transferred to the Participant’s estate. Otherwise, the Participant may not sell, transfer, assign, pledge or otherwise encumber any portion of the Restricted Shares, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Restricted Shares shall have no effect.
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8.    No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Corporation or any Subsidiary or successor, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

9.    Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Corporation, provided that no modification may, without the consent of the Participant, adversely affect the rights of the Participant hereunder.

10.    Officer Holding Requirement. Participant agrees that any shares vested under this Award shall be subject an additional holding period of one year from the date on which the Award is settled, during which holding period such shares (net of shares used to satisfy the applicable tax withholding requirements) may not be sold or transferred by the Participant. This holding requirement shall cease to apply upon the death, retirement or other separation from service of the Participant during the holding period.

11.    Definitions. For purposes of this Award Agreement:

“Employment” means employment with the Corporation or any of its Subsidiaries. For purposes of this Award Agreement, Employment shall also include any period of time during which the Participant is on Disability status. The length of any period of Employment shall be determined by the Corporation or the Subsidiary that either (i) employs the Participant or (ii) employed the Participant immediately prior to the Participant’s termination of Employment.

“Forfeiture Event” means the occurrence of at least one of the following (a) the Corporation is required, pursuant to a determination made by the Securities and Exchange Commission or by the Audit Committee of the Board, to prepare a material accounting restatement due to the noncompliance of the Corporation with any financial reporting requirement under applicable securities laws as a result of misconduct, and the Committee determines that (1) the Participant knowingly engaged in the misconduct, (2) the Participant was grossly negligent with respect to such misconduct or (3) the Participant knowingly or grossly negligently failed to prevent the misconduct or (b) the Committee concludes that the Participant engaged in fraud, embezzlement or other similar misconduct materially detrimental to the Corporation.

“Mandatory Retirement” means termination of Employment as a result of the Corporation’s policy, if any, in effect at the time of the Grant Date, requiring the mandatory retirement of officers and/or other employees upon reaching a certain age or milestone.

“Qualified Termination” for purposes of this Award Agreement shall have the same definition as under the Marathon Petroleum Corporation Amended and Restated Executive Change in Control Severance Benefits Plan, as in effect on the Grant Date, and such definition and associated terms are hereby incorporated into this Award Agreement by reference.

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Marathon Petroleum Corporation

By:
Authorized Officer

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